UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Gannett Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 18, 2025
Dear Fellow Stockholders:
We are pleased to invite you to our Annual Meeting of Stockholders, which will be held on Monday, June 2, 2025, at 8:00 a.m. Eastern Time. The annual meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. You will be able to participate in the virtual annual meeting, vote your shares and submit questions during the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/GCI2025. There will not be a physical meeting location and you will not be able to attend the annual meeting in person.
The matters to be considered by our stockholders at the annual meeting are described in detail in the accompanying materials. After consulting with outside experts and advisors, our board of directors decided to continue its efforts to strengthen our approach to governance and is again proposing several changes to our bylaws and certificate of incorporation to remove certain supermajority voting provisions, enhance stockholder rights and increase our board of directors' accountability. Implementation of these provisions requires the approval of holders of 80% of our common stock, and every vote matters. Of the shares voted by stockholders at our 2024 annual meeting, over 99% were voted in favor of each of these governance proposals; however the proposals did not achieve the required approval thresholds due to stockholders of record failing to vote their shares and beneficial owners failing to provide voting instructions to their broker, nominee, custodian, or fiduciary (each, a "broker").
Your vote is important. Whether or not you expect to participate in the annual meeting, we encourage you to vote your shares as soon as possible to ensure your vote will be represented at the annual meeting. To vote in advance online, visit www.virtualshareholdermeeting.com/GCI2025, or you may vote by phone or, if you request printed copies of the proxy materials, by mail. For more information, see the section entitled "How do I vote?" in the proxy statement for the annual meeting.
Please note that you must follow these instructions in order to participate in and be able to vote at the annual meeting: All stockholders as of the close of business on April 8, 2025, the record date, may vote and ask questions at the annual meeting by accessing www.virtualshareholdermeeting.com/GCI2025 and entering the 16-digit unique control number found on the Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card if you requested one. In addition, any stockholder may also be represented by another person at the annual meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. Even if you vote prior to the annual meeting by internet, telephone or proxy card, you may still vote (or change your vote) via the internet while the polls are open during the virtual annual meeting if you elect to participate. For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com, or our Investor Relations department at investors@gannett.com or (703) 854-3000.
If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary, we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker is not required to represent you at the annual meeting, and even if they do, they cannot vote your shares on any proposal except the ratification of our auditors.
Sincerely,
Michael E. Reed
Chairman of the Board of Directors
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NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS OF GANNETT CO., INC.

WHEN: Monday, June 2, 2025 8:00 a.m. Eastern Time
The principal business of the 2025 Annual Meeting of Stockholders (the "Annual Meeting"), as described in the accompanying proxy materials will be:
(1)Election of nine director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and duly qualified;
(2)Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025;
(3)Approval, on an advisory basis, of executive compensation ("say-on-pay");
(4)Approval of an amendment to our Amended and Restated Bylaws (the "Bylaws") to implement majority voting in uncontested director elections;
(5)Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
A.Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended;
B.Eliminating the supermajority voting requirements to amend our Bylaws; and
C.Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors of the Company is removed; and
(6)Any other business properly presented at the Annual Meeting or any adjournment or postponement thereof.

WHERE: Online via: www.virtualshareholdermeeting.com/GCI2025 There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
RECORD DATE: Only stockholders of record at the close of business on April 8, 2025 will be entitled to notice of and to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2025:
The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, are available online at materials.proxyvote.com/36472T

Proposals 4 and 5 are intended to promote stockholder democracy and increase the Board's accountability to stockholders. These proposals require approval by a supermajority of the outstanding shares, so it is extremely important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible to ensure your vote will be represented at the Annual Meeting. To vote in advance online, visit www.virtualshareholdermeeting.com/GCI2025 or you may vote by phone or by mail if you requested a proxy card or you received a voting instruction form. If you are not the holder of record and own your shares through a brokerage firm, bank, broker-dealer, nominee, custodian or fiduciary, we encourage you to follow the instructions provided by your broker, nominee, custodian, or fiduciary about how to vote.

By Order of the Board of Directors,
Polly Grunfeld Sack
Chief Legal Officer
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Gannett Co., Inc. 2025 Annual Meeting of Stockholders
VOTE YOUR SHARES
HOW TO VOTE
Your vote is very important, and we hope that you will participate in the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on April 8, 2025. Please read the proxy statement and vote right away using any of the following methods.
Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit: www.proxyvote.com	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone	VOTE BY MAIL Sign, date, and return your proxy card (if you request one) or voting instruction card (if sent by your nominee)
Beneficial Stockholders:
If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted.
Assistance:
For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com, or contact our Investor Relations department at investors@gannett.com or (703) 854-3000.
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Cautionary Note Regarding Forward Looking Statements: This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our goals, commitments, growth, ability to create long-term stockholder value, and strategies. Words such as "expect(s)," "intend(s)," "plan(s)," "target(s)," "believe(s)," "will," "may," "aim," "seek(s)," "strive(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs, are not a guarantee of future performance, and involve and are subject to a number of known and unknown risks, uncertainties, and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance our expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (the "SEC"). Such forward-looking statements speak only as of the date they are made. Except to the extent required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.
Websites and Reports: Links to websites included in this proxy statement are provided solely for convenience. Content on the websites or reports referenced or discussed in this proxy statement are not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC.
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GANNETT CO., INC.
175 Sully's Trail, Suite 203, Pittsford, NY 14534-4560
Proxy Statement for the 2025 Annual Meeting of Stockholders
to be Held on June 2, 2025

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 2025, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "Annual Report"). These materials were first sent or made available to stockholders on April 18, 2025. This summary does not contain all of the information you should consider about Gannett Co., Inc. ("we," "our," "us," "Gannett," or the "Company") and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

2025 Annual Meeting of Stockholders

Date & Time	Location	Record Date
Monday, June 2, 2025 8:00 a.m. Eastern Time	Online via: www.virtualshareholdermeeting.com/GCI2025	April 8, 2025
Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)
1	Election of nine director nominees named in this proxy statement	FOR each nominee	9
2	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025	FOR	44
3	Advisory vote on executive compensation ("say-on-pay")	FOR	46
4	Approval of an amendment to our Amended and Restated Bylaws (the "Bylaws") to implement majority voting in uncontested director elections	FOR	47
5	Approval of amendments to our organizational documents eliminating certain supermajority voting provisions, namely:
	A.Eliminating the supermajority voting requirement to amend certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the "Charter")	FOR	49
	B.Eliminating the supermajority voting requirements to amend our Bylaws	FOR	50
	C.Eliminating the supermajority voting requirements to remove directors and to appoint directors in the event that the entire board of directors is removed	FOR	50

Director Nominees

Name	Age	Recent Professional Experience	Committees
Maha Al-Emam*	49	Former Advisor, Warner Bros. Discovery Global Brand Franchise	AC, TC
Theodore P. Janulis*	66	Founder and Principal, Investable Oceans	AC, CC, NGC
John Jeffry Louis III*	62	Co-Founder and Former Chairman, Parson Capital Corporation	CC, NGC, SRC
Michael E. Reed	58	Chief Executive Officer, Gannett Co., Inc.	—
Amy Reinhard*	50	President of Advertising, Netflix, Inc.	NGC, TC
Debra A. Sandler*	65	President and Chief Executive Officer, La Grenade Group, LLC	CC, NGC, TC
Kevin M. Sheehan*	71	Chairman and Interim Chief Executive Officer, Dave & Buster's Entertainment, Inc.	AC, CC, SRC
Laurence Tarica*	75	Former President and Chief Operating Officer, Jimlar Corporation	AC, NGC, TC, SRC
Barbara W. Wall*	70	Former Chief Legal Officer, Gannett Media Corp.	NGC, TC

* AC CC NGC SRC TC	—Independent Director Nominee —Audit Committee —Compensation Committee —Nominating and Corporate Governance Committee —Share Repurchase Committee —Transformation Committee
Who We Are

We are a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth-focused media and digital marketing solutions company. We prioritize a digital-first strategy, focusing on audience growth and engagement while diversifying revenue streams.
Company Governance Highlights

Operating Priorities. Our strategy is rooted in three operating pillars: (i) expanding our reach and engagement, (ii) diversifying our digital revenues, and (iii) strengthening our capital structure, all supported by what we believe is a stable and increasingly agile foundation which we continue to optimize as the business and industry evolves. We believe our strategy will allow us to continue our evolution to a sustainable, growth-focused media and digital marketing solutions company. We prioritize growing digital revenues by expanding our reach and engagement with customers across markets and diversifying digital revenues through a diverse portfolio of meaningful digital revenue streams and employing a holistic monetization strategy that maximizes revenue opportunities across the spectrum and tailors such opportunities based on individual consumer habits. Our mission remains to inspire, inform, and connect communities while driving sustainable growth for our customers, advertisers, partners, and stockholders.

Robust Stock Ownership Guidelines. Over the past few years, we have updated our Stock Ownership Guidelines based on feedback from proxy research firms to establish minimum ownership levels for our named executive officers. ("NEOs"). We believe this requirement further aligns the interests of our NEOs with the interests of our stockholders and promotes our commitment to good corporate governance.

Stockholder Outreach and Engagement. We regularly engage with our stockholders over the course of a year on diverse topics such as financial performance, executive compensation and pay for performance matters, corporate governance, and corporate social responsibility. These meetings can be in-person or via teleconference. During 2024, we held over 100 meetings with stockholders and attended four conferences, while also engaging with our analysts on a quarterly basis at a minimum. We also expanded our analyst coverage in the third quarter of 2024. In early 2025, we invited 25 of our investors (representing over 50% of our share ownership) to engage with us for a comprehensive update with respect to our governance efforts, including our environmental, social, and governance initiatives, the significant progress on debt repayment, and an update on our progress against our long-term strategy.

We are committed not just to continued engagement with our stockholders, but to reviewing and applying the substance of the engagement. Management routinely reports to our board or directors (the "Board") and specific Board committees on the substance and nature of our stockholder communications. This feedback was used to help shape our 2025 proxy statement disclosures and the re-inclusion of Proposals 4 and 5 to further promote stockholder democracy and increase the Board's accountability to stockholders. Adoption of these proposals requires approval from the holders of a supermajority of our outstanding shares. We have engaged MacKenzie Partners, Inc. to assist us in the solicitation of proxies and to assist stockholders in voting their shares.

Board of Directors. A majority of the directors serving on our Board are considered independent directors under the listing standards of the New York Stock Exchange ("NYSE"). Our Board is composed of talented directors with diverse skill sets, backgrounds and experiences which we believe align with our business strategy and contribute to the effective oversight of the Company. We also believe ongoing evaluation and board refreshment are critical for the Company to execute its long-term strategy and maximize stockholder value, and we regularly assess whether our Board maintains the proper balance of skills and experience needed. In 2024, Maha Al-Emam, a digital executive in media and technology, joined our Board as an independent director. Ms. Al-Emam brings to the board valuable and significant experience as a digital product leader, including experience leading product in omni-channel and digital-first companies, and experience leading traditional companies through a digital transformation.

Company Culture. We believe our employees are our greatest asset and the foundation of our business is the people and employees who make our day-to-day operations possible. Having and fostering a broad range of experiences, opinions and perspectives are core to our shared values and form the critical pillars of how we deliver value to our customers and communities. Gannett is a proud Gold recipient of Mental Health America's Bell Seal for Workplace Mental Health, awarded for our commitment to employee mental health and well-being.

Community Impact. We are committed to ensuring our coverage is widely available, actively promoted across our media sites and marketed to our millions of registered users. In early 2025, we published our network-wide 2024 Journalism Impact Report, which highlighted what we believe are the most influential stories we produced in 2024 and highlights our commitment to accountability and to serving the people in our communities.

Artificial Intelligence. As the use of Artificial Intelligence ("AI") becomes increasingly prominent, we are constantly evaluating and researching opportunities and benefits it may offer for Gannett and its stakeholders. We also recognize that this technology is complex and evolving quickly, and accordingly, requires careful and responsible use to protect our business, employees, assets, and customers. We have established an internal AI Council to oversee our use of AI at Gannett. With representation from functional areas and including broad expertise relating to AI and other relevant topics, the AI Council is responsible to help guide and oversee our use of AI. Through research and collaboration with stakeholders and subject matter experts, we seek to establish best practices, policies, and frameworks that ensure AI technologies are developed and deployed responsibly, ethically, safely and efficiently.
Director Nominees Experience and Skills
We believe that our director nominees possess the requisite experience and skills necessary to carry out their duties and to serve our best interests and those of our stockholders.
Number of Director Nominees Displaying Key Competencies
For more information regarding our directors, director nominees, and our corporate governance, see "Proposal No. 1 – Election of Directors" and "Corporate Governance."

GENERAL INFORMATION
Why am I receiving these proxy materials?
These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for use at the 2025 Annual Meeting of Stockholders of Gannett Co., Inc. to be held on Monday, June 2, 2025 at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
We made our proxy materials available to stockholders on or about April 18, 2025. Our proxy materials include the Notice of the Annual Meeting, this proxy statement, and our Annual Report. If you request and receive printed versions of the proxy materials by mail, these proxy materials also include a proxy card. These proxy materials, other than the proxy card, can be accessed at http://materials.proxyvote.com/36472T. A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, we are using the internet as the primary means of furnishing proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders with instructions on how to access the proxy materials online at proxyvote.com or request a printed copy of the materials.
Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
What am I voting on?
At the Annual Meeting, you will vote on:
1)the election of nine director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and duly qualified;
2)a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025;
3)a proposal to approve, on an advisory basis, executive compensation ("say-on-pay");
4)a proposal to amend our Bylaws to implement majority voting in uncontested director elections; and
5)proposals to eliminate certain supermajority voting provisions from our organizational documents, namely:
A.a proposal to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of our Charter;
B.a proposal to eliminate the supermajority voting requirements applicable to the amendment of our Bylaws; and
C.a proposal to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board is removed.
Will there be any other items of business addressed at the Annual Meeting?
As of the date of this proxy statement, we are not aware of any matter, other than those referred to above and in the accompanying Notice of the Annual Meeting, to be presented at the Annual Meeting. If any other matter or proposal is properly brought before the Annual Meeting, it is intended that proxies will be voted in the discretion of the proxy holders.

What must I do if I want to participate in the Annual Meeting?
By visiting www.virtualshareholdermeeting.com/GCI2025 and signing in with your unique control number, you will be able to participate in the Annual Meeting, vote your shares and ask questions during the meeting. Guests who are not stockholders are welcome to join the virtual meeting but will be restricted to listen-only mode. If you encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.
As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement furnishes you with the information you need in order to vote, whether or not you participate in the Annual Meeting.
Who may vote at the Annual Meeting?
If you owned shares of our common stock at the close of business on April 8, 2025, which is the record date for the Annual Meeting, then you are entitled to vote your shares at the Annual Meeting. At the close of business on the record date, we had 146,435,731 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.
Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares.
Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization (which is referred to as holding shares in "street name"), then the broker, nominee, custodian, or fiduciary (each, a "broker") is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of the shares, you have the right to instruct your broker on how to vote the shares held in your account. If you are not the holder of record and own your shares through a broker, we encourage you to follow the instructions provided by your broker about how to vote.
How do I vote?
Stockholders of Record. If, on the record date, you are a stockholder of record, there are four ways to vote:

•    Online Prior to the Annual Meeting: You may vote via the internet by visiting proxyvote.com and entering the control number found in your Notice of Internet Availability.

•    Online During the Annual Meeting: You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GCI2025, entering the control number found in your Notice of Internet Availability, and following the on-screen instructions. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

•    Phone: You may vote by phone by calling the toll-free number found on your Notice of Internet Availability or proxy card (if you requested one).

•    Mail: If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the card and timely returning it in the envelope provided.
Beneficial Owners of Shares Held in Street Name. If, on the record date your shares are held in street name by a broker, you will receive instructions from your broker that you must follow in order for your shares to be voted. Many such firms make telephone or internet voting available, but the specific processes available will depend on those firms' individual arrangements.
Whether you are a stockholder of record or a beneficial owner of shares held in street name, we encourage you to vote as soon as possible, even if you plan to participate in the Annual Meeting. Your vote is important and for all items other than ratification of the appointment of our independent registered public accounting firm, if you hold shares in street name, your shares will not be voted by your broker if you do not provide voting instructions.

For assistance in voting your shares, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com, or our Investor Relations department at investors@gannett.com or (703) 854-3000.
What happens if I do not give specific voting instructions?
If you are a stockholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then a "broker non-vote" occurs. In that case, the broker has discretionary authority to vote your shares on Proposal 2 with respect to the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm (because it is considered a "routine" proposal under the rules of the NYSE), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered non-routine proposals under NYSE rules). When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, will not otherwise have an effect on Proposals 1 and 3, and will count as a vote against with respect to Proposals 4, 5A, 5B and 5C. We therefore encourage you to provide voting instructions on each proposal to the broker that holds your shares.
What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of our shares of common stock outstanding on the record date will constitute a quorum to conduct business at the Annual Meeting. Shares held by an intermediary, such as a broker or other similar organization, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions, broker non-votes, and "withhold" votes for election of directors also will be counted for the purpose of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
What vote is required to approve each proposal and how does the Board recommend that I vote?

The vote required to approve each proposal and the Board's recommendation with respect to each proposal are described below.

Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of nine director nominees	FOR each nominee	Plurality of votes cast (1)	None	None
2	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025	FOR	Majority of shares present and entitled to vote thereon	Same effect as vote cast against proposal	Not applicable because this proposal is a routine matter on which uninstructed brokers may vote
3	Advisory vote on executive compensation ("say-on-pay")	FOR	Majority of shares present and entitled to vote thereon (2)	Same effect as vote cast against proposal	None
4	Approval to implement majority voting in uncontested director elections	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5A	Approval to eliminate the supermajority voting requirement to amend certain provisions of our Charter	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal

Proposal		Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
5B	Approval to eliminate the supermajority voting requirements to amend certain provisions of our Bylaws	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
5C	Approval to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board is removed	FOR	80% of outstanding shares	Same effect as vote cast against proposal	Same effect as vote cast against proposal
(1)A "withhold vote" will have no effect on the vote's outcome, because the nominees who receive the highest number of "for" votes are elected. Because the nominees are running unopposed, each only needs a single "for" vote to be elected.

(2)The results of the advisory vote on executive compensation are not binding on our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.
In addition, if you grant a proxy, your shares will be voted in the discretion of the proxy holder on any proposal for which you do not register a vote and any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
How can I obtain a stockholder list?
A stockholder list will be available for examination by our stockholders at our offices at 175 Sully's Trail, Suite 203, Pittsford, NY 14534-4560 during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the Annual Meeting.
Can I change or revoke my vote?
If you are a stockholder of record, you may revoke your proxy through any of the following methods:
•Online Prior to the Annual Meeting: You may change your vote using the online voting method described above under "How do I vote?", in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.
•Online During the Annual Meeting: You may change your vote by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/GCI2025, entering the control number found in your Notice of Internet Availability, and following the instructions to vote, in which case only your latest internet proxy submitted while the polls are open will be counted.
•Phone: You may change your vote using the phone voting method described above under "How do I vote?", in which case only your latest proxy submitted prior to the Annual Meeting will be counted.
•Mail: You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card timely received prior to the Annual Meeting will be counted.
If you are a beneficial owner of shares held in street name, you must contact your broker to receive instructions as to how you may revoke or change your proxy instructions.
We encourage you to vote in advance of the Annual Meeting to ensure your vote is counted should you be unable to participate in the Annual Meeting. Stockholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open. Only your last-submitted, timely vote will count at the Annual Meeting. If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this proxy statement.

Who is paying for this proxy solicitation?
The Board is soliciting proxies for use at the Annual Meeting and we bear all proxy solicitation costs. In addition to solicitations by mail, we and/or our agents, including, without additional remuneration, our officers and directors, may also solicit proxies by telephone, electronic communication, or in person. We will also request brokers and other fiduciaries to forward proxy materials to the beneficial owners of shares held as of the record date and will provide reimbursement for the cost of forwarding the materials.
We have retained MacKenzie Partners, Inc. to assist with soliciting proxies on our behalf for a fee of approximately $18,500, plus reasonable out of pocket expenses. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com, or our Investor Relations department at investors@gannett.com or (703) 854-3000.
Can I ask questions at the Annual Meeting?
You may submit questions in advance of or during the Annual Meeting. We encourage you to submit questions in advance at www.proxyvote.com after logging in with your 16-digit unique control number included in your Notice of Internet Availability, voting instruction form, or proxy card. We request that questions sent in advance be submitted by June 1, 2025. You may also submit questions during the Annual Meeting by accessing the virtual meeting website at www.virtualshareholdermeeting.com/GCI2025 with your 16-digit unique control number and following the instructions available on the virtual meeting website.
We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters as time permits. We may group together questions that are substantially similar to avoid repetition. If we are unable to answer your question during the Annual Meeting due to time constraints, we encourage you to contact our Investor Relations department at (703) 854-3000 or investors@gannett.com.
Who counts the votes?
A representative of the Carideo Group, Inc., our independent tabulating agent, will count the votes and act as the inspector of elections. We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We permit only our inspector of elections to examine these documents.

What happens if the Annual Meeting is adjourned?
We are required to notify stockholders of any adjournments of more than 30 days or if a new record date is fixed for the adjourned meeting. Except as described above, notice is not required for an adjourned meeting if the time and place, if any, and means of remote communication, if any, for the adjourned meeting are announced at the meeting at which the adjournment occurs. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting unless properly revoked. You will still be able to change or revoke your proxy until it is timely voted.
How can I find out the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect nine director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. Our Bylaws provide that our Board shall consist of not less than three and not more than eleven directors as the Board may from time to time determine. The number of directors on the Board is currently fixed at nine.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated Michael E. Reed, Kevin M. Sheehan, Maha Al-Emam, Theodore P. Janulis, John Jeffry Louis III, Amy Reinhard, Debra A. Sandler, Laurence Tarica, and Barbara W. Wall for election as directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal. All of the Board's nominees for director were elected at the last annual meeting and all nominees have agreed to serve if elected.
The Board recommends that you vote FOR each of the director nominees.
Unless otherwise instructed, all proxies that we receive will be voted FOR the director nominees. Abstentions and broker non-votes will have no effect on the election of directors. A "withhold vote" will have no effect on the vote's outcome, because the nominees who receive the highest number of "for" votes are elected, and because the nominees are running unopposed they only need a single "for" vote to be elected. If a nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine and as the Nominating and Corporate Governance Committee or the Board may recommend, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Information Concerning our Director Nominees
Each of our director nominees was selected because of the knowledge, and diversity of experience, skills, and expertise the director contributes to the Board as a whole. Our director nominees have experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the director nominees also has key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of experience, skills, expertise, background, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees. Set forth below is certain biographical information for our director nominees as of the date of this proxy statement.

Name, Position, Age	Description

Michael E. Reed Chairman of the Board, Chief Executive Officer and President Age: 58 Director since November 2013
Mr. Reed has been Chairman of the Board since May 2019, and has served as our Chief Executive Officer and President, and a member of our Board since November 2013. Previously, he was Chief Executive Officer of GateHouse Media, Inc. ("GateHouse"), our predecessor, since January 2006 and was a member of the board of directors of GateHouse since October 2006. Mr. Reed formerly served on the board of directors for the Newspaper Association of America, including one year as Chairman. He formerly served on the board of directors for the Minneapolis Star Tribune, from 2009 to 2014. Mr. Reed also formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press.
Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and media industries for more than 30 years. Mr. Reed also has extensive corporate board experience.

Kevin M. Sheehan Lead Director Age: 71 Director since November 2013 Lead Director since May 2019
Mr. Sheehan has been a member of our Board since November 2013, and has served as Lead Director since May 2019. Mr. Sheehan currently serves as a director, and since April 2021 as Chairman, of Dave & Buster's, Inc. (Nasdaq: PLAY), as well as its Interim Chief Executive Officer since December 2024, having previously served as its Interim Chief Executive Officer from October 2021 to June 2022. From August 2016 to September 2018, Mr. Sheehan served as a director of, and from June 2018 to October 2018, as a senior advisor to, Scientific Games Corporation, a provider of games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Mr. Sheehan served as the Chief Executive Officer and President of Scientific Games from August 2016 until June 2018. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. Mr. Sheehan served as a director of Navistar, Inc., (NYSE: NAV) from October 2018 to June 2021, and Hertz Global Holdings, Inc. (NYSE: HRI) and its wholly-owned subsidiary The Hertz Corporation from August 2018 to July 2021.
Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Executive Officer and Chief Financial Officer of several large corporations provides him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board and is a Certified Public Accountant.

Name, Position, Age	Description

Maha Al-Emam Director Age: 49 Director Since June 2024	Maha Al-Emam is a digital executive in media and technology, who served in an advisory capacity for Warner Bros. Discovery Global Brand Franchise (Nasdaq: WBD), a multinational media and entertainment company, from February 2023 to September 2023. Formerly, Ms. Al-Emam was Managing Director for Digital Strategy and Product at Apple Retail Worldwide, Apple, Inc. (Nasdaq: AAPL), a company that designs, develops, and sells consumer electronics, computer software, and online services, from October 2015 to July 2022. Ms. Al-Emam joined NBCUniversal Media, LLC, one of the world's leading media and entertainment companies, in September 2013, and prior to that, she served as Chief Product Officer for Bloomberg LP, a financial, software, data, and media company, from September 2011 to April 2013. Prior to Bloomberg, Ms. Al-Emam was Global Director of International Markets Technology for The Wall Street Journal Digital Network, a business and economic-focused newspaper, from June 2009 to September 2011.

Ms. Al-Emam brings to the Board valuable experience as a digital product leader, including experience leading product in omni-channel and digital-first companies, and experience leading traditional companies through a digital transformation.

Theodore P. Janulis Director Age: 66 Director since January 2014
Mr. Janulis founded and has served as a principal of Investable Oceans, an investment platform that is focused on sustainable ocean investing, since September 2019. From January 2014 until June 2016, Mr. Janulis served as the Chief Executive Officer of CRT Greenwich LLC, a financial services company. Prior to that, Mr. Janulis served as Chief Executive Officer of Aurora Bank FSB ("Aurora"), a federal savings bank, from September 2008 to January 2013. Before Aurora, Mr. Janulis spent 23 years at Lehman Brothers in various senior management roles including Global Head of Mortgage Capital, Global Head of the Investment Management Division, which included Neuberger Berman, and Global Co-Head of Fixed Income. Mr. Janulis also served on the firm's Executive Committee.
Mr. Janulis' knowledge, skill, expertise and experience, including his extensive senior management experience, his service as Chief Executive Officer of two companies and his significant financial background, as evidenced by his professional and educational history, provides us with valuable experience at the board level.

John Jeffry Louis III Director Age: 62 Director since November 2019
Mr. Louis served as a director and as Chairman of the Board of Gannett Co., Inc. (which we acquired in November 2019 and is referred to as "Legacy Gannett") from June 2015 to November 2019. Mr. Louis previously served as a director of TEGNA, Inc., Legacy Gannett's former parent, from October 2006 until June 2015. Mr. Louis was the co-founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, and served as its Chairman from 1992 to 2007. He currently serves as a director of The Olayan Group and S.C. Johnson and Son, Inc., Chair of the Board of Net Purpose Ltd., and is a Life Trustee of the Board of Trustees of Northwestern University.
Mr. Louis has financial expertise, with substantial experience in founding, building and selling companies and investing in early stage companies from his years of experience in the venture capital industry as a leader of Parson Capital and as an entrepreneur who has founded a number of companies and provides the Board with a valuable perspective.

Name, Position, Age	Description

Amy Reinhard Director Age: 50 Director since April 2022
Ms. Reinhard has been the President of Advertising for Netflix, Inc. ("Netflix") (Nasdaq: NFLX) since October 2023, having previously served as Vice President of Studio Operations and Consumer Products for Netflix from September 2020 until October 2023, and Vice President of Content Acquisition and Consumer Products for Netflix from November 2016 to September 2020. From January 2005 until November 2016, Ms. Reinhard was with Paramount Pictures Corporation (Nasdaq: PARA), a subsidiary of ViacomCBS Inc., where she held a series of advancing roles, most recently as President of Worldwide Television Licensing and Distribution from April 2014 to November 2016.
Ms. Reinhard is a senior media executive with more than 20 years of strategy, operational, and management experience across the spectrum of television and film acquisition, production, marketing, and distribution. She has significant experience across traditional and digital media and brings to the Board a unique combination of strategy and operational skills with a global perspective, growth orientation and audience-focus.

Debra A. Sandler Director Age: 65 Director since November 2019
Ms. Sandler serves as President and Chief Executive Officer of La Grenade Group, LLC, a privately held consulting firm that she founded in 2015 and advises a wide range of clients on marketing innovation and overall business development. Ms. Sandler served as a director of Legacy Gannett from June 2015 to November 2019. Ms. Sandler served as Chief Health and Wellbeing Officer of Mars, Inc., a manufacturer of confectionary, food, and pet food products, from July 2014 through June 2015, having served as President, Chocolate, North America from April 2012 to July 2014, and Chief Consumer Officer, Mars Chocolate, North America from November 2009 to March 2012. Prior to joining Mars, Ms. Sandler spent ten years with Johnson & Johnson in a variety of leadership roles and, before that, 13 years with PepsiCo. She serves as a director of Keurig Dr Pepper Inc. (Nasdaq: KDP), Dollar General Corporation (NYSE: DG), Archer-Daniels-Midland (NYSE: ADM), a trustee of Hofstra University, and is a member of the Executive Leadership Council. Ms. Sandler is a regular speaker on topics such as diversity and inclusion, multicultural business development and health and wellbeing in the consumer packaged goods industry. Ms. Sandler has served a member of the Board of Executive Managers of Pharmavite, LLC since 2017.
Ms. Sandler has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known consumer brands as a result of the leadership positions she has held with Mars, Johnson & Johnson and PepsiCo.

Name, Position, Age	Description

Laurence Tarica Director Age: 75 Director since January 2014
Mr. Tarica was President and Chief Operating Officer of Jimlar Corporation ("Jimlar"), a member of the Li and Fung Group and a designer, distributor, and supplier of footwear, from March 1991 until his retirement in December 2014. Mr. Tarica serves on the board of directors of D'Addario and Company, a manufacturer of musical instrument accessories. Mr. Tarica also served on the Advisory Board of the New York Mets until November 2020.
Mr. Tarica's knowledge, skill, expertise and experience, specifically his experiences in a variety of business divisions, including sales and marketing, his development of Jimlar's digital services and social media strategy and his over 20 years of operational and leadership experience as the President and Chief Operating Officer of Jimlar, are attributes our Board considers highly valuable.

Barbara W. Wall Director Age: 70 Director since November 2019
Ms. Wall served as the Chief Legal Officer of Legacy Gannett from June 2015 to November 2019, and as its interim Chief Operating Officer from March 2019 to November 2019. She previously held various other positions with TEGNA, Inc., where she worked for thirty years. Since 2007, Ms. Wall has taught media law at American University's School of Communications. She also currently serves on the boards of The Freedom Forum and The News Media Alliance.
Ms. Wall brings extensive First Amendment and legal expertise in addition to a deep knowledge of Legacy Gannett and its history and operations. She has received several lifetime achievement awards, including the Media Law Resource Center's William J. Brennan, Jr. Defense of Freedom Award (2021), the American Bar Association's Champion of Freedom Award (2020) and the Reporters Committee for Freedom of the Press's First Amendment Award (2012).

CORPORATE GOVERNANCE
The Board believes that effective oversight of corporate governance matters is core to its risk oversight function and is essential to providing value to stockholders and benefiting the communities we serve. As a leading media organization, our longstanding corporate social responsibility position is driven by our deep commitment to our communities. Our journalists seek to shed light on important issues and our marketing endeavors promote meaningful connections in our communities.

The Board's oversight of corporate governance matters includes review of the following on at least an annual basis:
•human resource policies and practices;
•privacy and data security practices;
•executive compensation programs;
•annual stockholder engagement activity;
•the whistleblower program and procedures for handling complaints; and
•the code of business conduct and ethics, code of ethics for executive officers, and related compliance activities.

Essential to Gannett's mission of empowering its communities to thrive are the pillars that make up our corporate social responsibility position. Whether reporting the latest news or providing business-to-business solutions, Gannett supports its corporate mission and purpose with mindful and ethical business practices that positively impact communities, people, and the planet.

Community Impact

As a leading media organization, our longstanding corporate social responsibility position is driven by our deep commitment to our communities. We are dedicated to ensuring that we have mindful and ethical business practices that positively impact our world. In early 2024, we published our 2024 ESG Report detailing the progress we made on our U.N. Sustainable Development Goals ("U.N. SDGs") that include Reduced Inequalities, Climate Action, and Peace, Justice, and Strong Institutions. The 2024 ESG Report highlighted several key achievements, such as improvements to our workplace diversity, further reductions in our total paper consumption, and the successful completion of our inaugural climate disclosure project questionnaires for climate change and forests. Gannett is committed to ensuring our coverage is widely available, actively promoted across our media sites and marketed to our millions of registered users. In January 2025, we published our network-wide 2024 Journalism Impact Report, which highlighted what we believe are the most influential articles we produced in 2024 and covers topics such as coverage on inclusion, diversity and equity as well as climate change. The Company is committed to the ongoing publishing of an annual network-wide Journalism Impact Report, which surfaces the top stories we produced that led to action.

Determination of Director and Director Nominee Independence
A majority of the directors serving on the Board must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board determines director independence based on our independence standards and the independence standards under the NYSE listing rules. The Board may determine, in its discretion, that a director or nominee is not independent notwithstanding qualification under the NYSE listing rules.
The Board has determined that each of Mmes. Al-Emam, Reinhard, Sandler and Wall, and Messrs. Janulis, Louis, Sheehan and Tarica are independent for purposes of Sections 303A.01 and 303A.02 of the NYSE Listed Company Manual and each such director or director nominee has no material relationship with the Company. In making such determination, the Board took into consideration the relationships that each director or nominee has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As our employee, Mr. Reed is not considered independent.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board consists of a majority of independent directors (in accordance with NYSE listing standards). Our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are each composed entirely of independent directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which delineate our standards for our officers and directors, and employees. Our Code of Business Conduct and Ethics, Code of Ethics for Executive Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board are available on our website, www.gannett.com.
The Code of Ethics for Executive Officers, which is available on our website, sets forth specific policies to guide the Company's senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. We intend to disclose any amendment to, or waiver from, a provision of the Code of Ethics for Executive Officers or the Code of Business Conduct and Ethics under applicable NYSE and SEC requirements by posting such information on our website at www.gannett.com.
Policy on Insider Trading
We have a policy on insider trading governing the purchase, sale, and/or other dispositions of our securities that applies to all of our directors, officers, employees, and other covered persons. We also follow procedures for the repurchase of our securities. We believe that our policy on insider trading and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the NYSE.
In addition, our policy on insider trading generally permits trading by our insiders pursuant to a trading plan that is designed to meet the requirements of the policy and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to pre-clearance procedures before the adoption, modification or termination of such a plan.
The foregoing summary of our policy on insider trading does not purport to be complete and is qualified in its entirety by reference to the full text of the policy on insider trading attached as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 20, 2025.
Prohibitions Against Hedging and Pledging
Our policy on insider trading prohibits our directors, officers and other employees from engaging in hedging and pledging transactions with respect to our securities, including collars, equity swaps, forward sale contracts, short-selling, and any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, our policy on insider trading prohibits directors, officers and other employees from holding Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
Board Structure and Leadership
We do not currently divide the roles of Chairman of the Board and Chief Executive Officer consistent with the flexibility afforded by our Corporate Governance Guidelines. In addition to the Chairman of the Board, we have a Lead Director, who is an independent director.
Our current Chief Executive Officer has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for more than 30 years. The Board believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.
At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board established the position of Lead Director in 2019. The Lead Director is an independent director and is elected annually by the Board. The responsibilities of the Lead Director include, but are not limited to, calling meetings of the non-management directors, if desired, and being available when appropriate for consultation and direct communication if requested by stockholders.
The Board's Role in Risk Oversight
Our risk management is generally overseen by our Chairman and Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for us. Material risks are identified and prioritized by management, and they are periodically discussed with the Board or appropriate committee. The Board regularly reviews information regarding our credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management attends meetings of the Board and its committees on a regular basis, and as is otherwise needed, and is available to address any questions or concerns raised by the Board on risk management and any other matters. In addition, the Board and its committees also hold executive sessions without management present to discuss, among other things, risks faced by the Company and management's ability to effectively mitigate these risks.
Cybersecurity is an important part of our risk management process and an area of increasing focus for our Board and management. Our Board is responsible for the oversight of risks from cybersecurity threats. Each quarter or as needed, the Board receives an overview from management of our cybersecurity program and strategy covering topics such as cybersecurity incidents and response, progress towards pre-determined risk-mitigation-related goals, results from third-party assessments, cybersecurity staffing, compliance status, and material cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to any such risks. In such sessions, our Chief Information Security Officer is available to the Board to discuss any relevant cybersecurity matters. In addition, at least bi-annually, the Chief Information Security Officer and Chief Technology Officer report to the Board about cybersecurity threat risks, among other cybersecurity related matters.
Each of the Board committees oversees the management of our risks that fall within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Audit Committee assists the Board in its oversight of the financial and enterprise risk of the Company by reviewing with management, at least annually, the Company's major financial risks and enterprise exposures, and the steps management has taken to monitor or mitigate such risks or exposures. The Compensation Committee assesses and monitors any significant compensation-related risk exposure, and the steps management should take to monitor or mitigate such exposure. The Nominating and Corporate Governance Committee oversees our governance-related risks, such as director independence.
Board and Committee Meetings
During the year ended December 31, 2024, our Board held eight meetings (in addition to actions taken by written consent). In 2024, the Board had four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Transformation Committee, and also had the Share Repurchase Committee.
During 2024, the Audit Committee met five times, the Compensation Committee met four times, the Nominating and Corporate Governance Committee met four times, and the Transformation Committee met four times. The Share Repurchase Committee did not meet during 2024. Each of our then serving directors attended at least 75% of the meetings of the Board and the committees on which they served during 2024. Although director attendance at our annual meeting of stockholders each year is encouraged, we do not have an attendance policy. Four of our directors attended our 2024 annual meeting of stockholders.

The current members of each of our committees are set forth in the table below:

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Transformation Committee	Share Repurchase Committee
Maha Al-Emam	✓			✓
Theodore P. Janulis	✓	✓	✓
John Jeffry Louis III		✓(C)	✓		✓
Amy Reinhard			✓	✓(C)
Debra A. Sandler		✓	✓	✓
Kevin M. Sheehan	✓(C)	✓			✓(C)
Laurence Tarica	✓		✓	✓	✓
Barbara W. Wall			✓(C)	✓
✓ denotes member
(C) denotes Chair
Audit Committee

The Audit Committee is responsible for providing assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting with the Board's oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm's qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function. The Audit Committee is also responsible for appointing our independent registered public accounting firm, evaluating its independence, qualifications, and performance, and approving the terms of the registered public accounting firm's services.
The Board has determined that each of the members of our Audit Committee is independent in accordance with the rules of the NYSE and the SEC's audit committee independence standards. The Board has also determined that Mr. Sheehan qualifies as an "Audit Committee Financial Expert" as defined by the rules of the SEC.
Compensation Committee

The Compensation Committee is responsible for administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, and making recommendations to the Board regarding director compensation. The Compensation Committee also evaluates annually the performance of executive officers and approves their compensation. In addition, the Compensation Committee reviews and discusses with management the compensation discussion and analysis included in the proxy statement, and prepares the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee also administers our Policy for the Recovery of Erroneously Awarded Compensation and oversees the recovery of incentive-based compensation thereunder.
The Board has determined that each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act, and an independent director under the NYSE listing standards.
Compensation Committee Interlocks and Insider Participation
There were no Compensation Committee "interlocks" during 2024, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee. In addition, there was no insider participation on the Compensation Committee in 2024.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for: (a) recommending to the Board individuals qualified to serve as our directors and on committees of the Board; (b) advising the Board with respect to board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to us; and (d) overseeing the evaluation of the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of the NYSE.
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director include such person's familiarity with the Company, knowledge, and diversity of experience, skills, expertise, and background, as would enhance the Board's ability to manage and direct our affairs and business, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standards. In addition to considering a director-candidate's background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates.
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified candidates. Accordingly, the Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, qualified candidates taking into account such person's familiarity with the Company, knowledge, and diversity of experience, skills, expertise, and background in the pool of potential candidates from which Board nominees are chosen.
The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee may take into consideration the needs of the Board, the qualifications of the candidate, the number of shares held by the recommending stockholder and the length of time that such shares have been held.
Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board. Among these procedures, our Bylaws require that the nominating stockholder include the following information regarding the proposed nominee:
•All information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest or as otherwise required by Regulation 14A under the Exchange Act;
•The nominee's written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•A statement of whether such nominee, if elected, intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections; and
•A description of all arrangements or understandings between the nominating stockholder or any beneficial owner on whose behalf such nomination is made, or their affiliates, and each nominee or any other person in connection with the making of such nomination.
For further detail regarding the procedures a nominating stockholder must follow, see below under "Advance Notice for Stockholder Nominations and Proposals for Next Year's Annual Meeting."
Transformation Committee
The purpose of the Transformation Committee is to assist the Board in achieving our digital transformation. The Transformation Committee is responsible for advising the Board as we continue to adapt and grow dynamically in the face of the digital age.
Share Repurchase Committee
The Share Repurchase Committee was established to determine the timing, number, and value of any shares repurchased under the Company's share repurchase program (the "Share Repurchase Program") in its discretion using factors such as, but not limited to, stock price, trading volume, general market conditions, and the ongoing assessment of the Company's capital needs. There is no assurance of the number or aggregate price of any shares that we will repurchase pursuant to the Share Repurchase Program. In addition, the Share Repurchase Program may be extended, suspended, or terminated at any time by the Board.
Director Retirement
Our Corporate Governance Guidelines generally provide that no director having attained the age of 75 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases, giving the Board greater flexibility in director succession planning. When conducting its annual assessment of incumbent directors in advance of its recommendation of a slate of nominees for appointment to the Board, the Nominating and Corporate Governance Committee recommended to the Board that the retirement age policy be waived to permit Mr. Tarica to stand for re-election at the 2025 Annual Meeting. The Board concurred with the committee's recommendation and approved Mr. Tarica's nomination.
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur regularly during the course of the year without management present. "Non-management directors" include all directors who are not our officers or employees. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
We provide the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board to provide comments, to report concerns or to ask questions, at the following address:
Gannett Co., Inc.
Attention: Corporate Secretary
175 Sully's Trail, Suite 203
Pittsford, NY 14534-4560
Stockholders can contact the non-management directors individually, as a committee or as a group at the address above or at the following email address: investors@gannett.com.
All communications received as set forth above will be opened by our corporate secretary and forwarded as appropriate.

REPORT OF THE AUDIT COMMITTEE
Management has the primary responsibility for the integrity of the Company's financial information and the financial reporting process, including the system of internal control over financial reporting. Our independent registered public accounting firm for 2024, Grant Thornton LLP, was responsible for conducting independent audits of the Company's financial statements and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.
The Audit Committee has:
•reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2024 with management and Grant Thornton LLP;
•discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning Grant Thornton LLP's independence, and has discussed with Grant Thornton LLP its independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee

Kevin M. Sheehan, Chair
Maha Al-Emam
Theodore P. Janulis
Laurence Tarica

COMPENSATION
Compensation Discussion and Analysis
Named Executive Officers
For purposes of this Compensation Discussion and Analysis, our named executive officers ("NEOs") for the fiscal year ended December 31, 2024 ("fiscal year 2024") were as follows:

Name	Title

Michael E. Reed	Chairman of the Board, Chief Executive Officer and President

Douglas E. Horne	Former Chief Financial Officer
Mr. Reed, age 58, has been Chairman of the Board since May 2019, and has served as our Chief Executive Officer and President, and a member of our Board since November 2013. Additional information about Mr. Reed can be found under "Proposal No. 1 – Election of Directors."
Mr. Horne, age 54, served as our Chief Financial Officer from April 2020 to March 2025 and was our Chief Accounting Officer from April 2020 to August 2023. He was responsible for leading our corporate development, client success, enterprise data, finance, manufacturing and distribution, and technology organizations. Additionally, Mr. Horne was responsible for helping guide our business strategy, as well as interfacing with our Board and investors. He has more than 30 years of experience in the entertainment, media, and technology industries. Previously, he served as Global Controller for The We Company from May 2019 until November 2019. Mr. Horne formerly served as Senior Vice President, Controller and Principal Accounting Officer of Warner Media LLC, formerly Time Warner Inc., from January 2015 to April 2019 and its Senior Vice President and Deputy Controller from September 2011 to December 2014. Prior to that, he spent 11 years with AOL Inc. ("AOL"), including as Vice President of Finance, Deputy Chief Financial Officer, and Chief Accounting Officer. Before joining AOL, Mr. Horne worked with Ernst & Young LLP in its Technology, Communications and Entertainment assurance practice, where he gained extensive international experience, collaborating with clients in Asia and Europe.

In addition to the NEOs for fiscal year 2024 listed above, we also have the following executive officer:
Trisha Gosser, age 46, has served as our Chief Financial Officer since March 2025. Ms. Gosser has worked in finance roles for the Company since January 2007 most recently serving as Deputy Chief Financial Officer from January 2023 to March 2025 and as the Senior Vice President - Finance and Investor Relations from April 2021 to January 2023. Prior to joining the Company, Ms. Gosser served in finance roles at Mitsubishi Electric Automation, Inc. and Brunswick Corporation (NYSE: BC).
Fiscal 2024 Business Results
•Total Digital revenues, which includes Digital advertising and marketing services revenues, Digital-only subscription revenues, and Other Digital revenues, including digital content syndication, affiliate and content partnerships, and licensing revenues, were $1.1 billion in 2024, or 44% of total revenues.
•Net loss attributable to Gannett was $26.4 million in 2024 and Adjusted EBITDA(1) totaled $273.2 million.
Compensation Setting Process
Objective
The primary objectives of our executive compensation program are (a) to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value, and (b) to motivate executives to achieve key business objectives and drive operating performance, which then is expected to drive the creation of long-term stockholder value.
(1) Refer to Appendix A of this proxy statement for our definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, which is Net loss attributable to Gannett.

Role of the Compensation Committee

Our Compensation Committee is primarily responsible for overseeing the total compensation of our NEOs. In this capacity, our Compensation Committee designs, implements, reviews and approves the compensation for our NEOs.

In evaluating and determining our NEO compensation programs, the Compensation Committee may consider a number of factors, including compensation for similarly situated executives, the historical compensation levels of our executives, performance factors, and the overall goals and objectives of our compensation program. The performance factors described below are considered by our Compensation Committee in connection with our annual performance reviews and are a critical component in the determination of annual incentive awards and long-term equity incentive awards for our NEOs.
Role of Management
Our Chief Executive Officer makes recommendations and provides input to the Compensation Committee regarding the performance and compensation of the other NEO. The Compensation Committee considers the Chief Executive Officer's evaluation and his direct knowledge of the performance and contributions of the other NEO when making compensation decisions. Our Chief Executive Officer is not present during Compensation Committee deliberations or voting regarding his compensation.
Role of Compensation Consultant
Under its charter, our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor. Our Compensation Committee engaged Meridian Compensation Partners LLC ("Meridian"), a compensation consultant, to advise the Compensation Committee regarding the compensation for our NEOs, including assessing the executive compensation of our NEOs and non-employee directors relative to market practices, assisting with the design of our 2024 annual incentives, and grants under our long-term incentive plan, and other matters as directed by the Compensation Committee. From time to time, Meridian also provides market, legislative, and regulatory updates to the Compensation Committee to keep them informed of such developments.
Say-on-Pay
In evaluating executive compensation programs, policies and practices, the Compensation Committee noted that approximately 98% of our stockholders present and entitled to vote thereon cast votes "for" the advisory vote on the Company's executive compensation program at the 2024 annual meeting of stockholders. The Compensation Committee considered this vote and believes that the outcome conveyed stockholder support for continuing with the philosophy, strategy, and objectives of our executive compensation programs. The Compensation Committee values stockholder feedback and will continue to consider the results of the say-on-pay vote, in addition to the other factors discussed in this Compensation Discussion and Analysis, when making future compensation decisions regarding our NEOs.
Recoupment Policies
We have compensation clawback policies that allow us to recover annual cash incentives, equity awards, or other amounts that may be paid in respect of awards, upon the occurrence of certain events. Our Policy for the Recovery of Erroneously Awarded Compensation, adopted in October 2023, provides for the recovery of erroneously awarded incentive compensation received by current or former executive officers in the event of certain accounting restatements. Our Detrimental Conduct Recoupment Policy, adopted in March 2023, covers our current and former employees, and provides for the recovery of certain amounts in the event an employee engages in "detrimental conduct" or materially breaches any restrictive covenant set forth in any agreement we have with the employee. Covered "detrimental conduct" includes the employee's involvement in criminal activity; intentional acts of fraud or dishonesty; intentional, material violation of any term of any contract or agreement we have with the employee or any statutory duty the employee owes to us; conduct that constitutes gross insubordination or habitual neglect of duties; intentional, material refusal to follow the lawful directions; intentional, material failure to follow, or intentional conduct that violates our written policies; or any other action that we reasonably deem detrimental to our interests.
Risk and Compensation Policies
In considering the risks to us and our business that may be implied by our compensation plans and programs, our Compensation Committee considers the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-

term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode stockholder value.
Tax Considerations
In structuring our executive compensation programs, the Compensation Committee takes into account the impact of various tax and accounting rules. Tax rules generally limit the deductibility of compensation paid to each of our NEOs to $1 million per year. The Compensation Committee intends to continue to compensate our NEOs in a manner consistent with the best interests of our Company and its stockholders and retains discretion to pay compensation that may not be tax deductible.
Competitive Market Data
The Compensation Committee periodically reviews market data on executive pay levels and program design to assist in determining appropriate compensation for the NEOs. The Compensation Committee does not benchmark compensation to a particular percentile of market data, but rather uses market data as context when establishing compensation.
Elements of our NEO Compensation Program
We seek to achieve the objectives for our NEO compensation program through the following compensation elements.

Compensation Element	Key Characteristics	Link to Objectives

Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay as a core element of compensation

Annual Incentive	Variable; based on Company and individual performance	To ensure that a portion of compensation is at risk and linked to annual Company and individual performance

Long-Term Incentive	Variable; tied to financial and/or stock price performance	To reinforce the NEO's long-term commitment to the Company's success and further alignment with stockholders while reinforcing key performance objectives

Benefits and Perquisites	Fixed; substantially the same as the benefits offered to other employees of the Company (including vacation, sick time, participation in medical, dental and insurance programs)	To provide competitive levels of benefits that promote health, wellness and financial security

Post-Termination Pay	Post-termination pay in specified circumstances, including a change in control	To provide competitive levels of benefits upon a qualifying termination of employment

2024 Target Compensation Mix

The following charts show the target compensation mix for our NEOs. For purposes of the charts below, long-term incentive awards reflect the target grant value of cash performance units ("CPUs") granted in 2024 ("2024 CPUs") and time-based restricted stock units ("RSUs") granted in 2024 ("2024 RSUs") to our NEOs.

In accordance with applicable rules and guidance, only the 2024 CPUs eligible for vesting based on the 2024 performance period are included in the Summary Compensation Table in this proxy statement. In addition, the values shown in the Summary Compensation Table include the value of the performance stock units ("PSUs") granted in 2022 ("2022 PSUs") eligible for vesting based on the 2024 performance period in accordance with FASB ASC Topic 718, Compensation — Stock Compensation ("ASC 718") and the CPUs granted in 2023 ("2023 CPUs") eligible for vesting based on the 2024 performance period. The charts below include the full value of the 2024 CPUs, including the portions eligible for vesting based on the 2025 and 2026 performance periods, and exclude the value of the 2022 PSUs and 2023 CPUs.

Base Salary
On an annual basis, the Compensation Committee reviews and considers changes to each NEO's base salary in light of factors such as the nature and responsibility of the position, individual and Company performance, and competitive market assessment. Effective as of July 1, 2024, the Compensation Committee approved an increase of $25,000 in Mr. Horne's base salary rate for 2024 in recognition of his performance.

Name	2024 Base Salary Rate	2023 Base Salary Rate

Michael E. Reed	$900,000	$900,000
Douglas E. Horne	$800,000	$775,000
Annual Incentive Compensation
We maintain the Gannett Co., Inc. Annual Bonus Plan (the "ABP") to motivate executives to achieve key financial and strategic business objectives of the Company and its affiliates with an annual bonus opportunity. Mr. Reed's annual target bonus level for 2024 was $1,125,000, which was 125% of his base salary. Mr. Horne's annual target bonus level for 2024 was $800,000, which was 100% of his base salary. Depending on the level of performance achieved, Messrs. Reed and Horne could earn between zero percent and 140% of their respective annual target bonus opportunity.
For fiscal year 2024, the bonus structure for our NEOs was based on the attainment of Company performance goals (the "Company Performance Measure"), business segment goals ("Key Performance Drivers") and individual performance goals as follows:
We selected Total Adjusted EBITDA and Total Revenue as the Company Performance Measure for 2024 because these measures offer a useful view of the overall operations of our business. We believe the Key Performance Drivers align to strategic priorities within our business segments.

The threshold and maximum goals as a percentage of target goals are set as follows:

	Threshold ( 50% Payout)	Target (100% Payout)	Maximum (140% Payout)
Total Adjusted EBITDA
Chief Executive Officer	90%	100%	120%
Former Chief Financial Officer	85%	100%	120%
Total Revenue	90%	100%	120%
Key Performance Drivers	80%	100%	120%
The target goals and performance results for fiscal year 2024 were as follows (top market year-over-year ("YOY") profitability trend improvement is presented in percentage points ("ppt")):

	Target	2024 Results
Company Performance Measure
Total Adjusted EBITDA	$274.2M	$273.2M
Total Revenue	$2,602.5M	$2,509.3M
Key Performance Drivers - Average of Domestic Gannett Media & DMS
Domestic Gannett Media
Pageviews/Audience Growth	17.1B	16.7B
Total Paid Relationships	3.1M	2.9M
Top Market YOY Profitability Trend Improvement	2.6 ppt	(0.6) ppt
DMS
DMS Revenue	$498.6M	$477.8M
DMS Adjusted EBITDA	$52.8M	$43.7M
DMS Customer Count	15,500	13,315
During 2024, the Compensation Committee determined the individual performance achievement level for each of Messrs. Reed and Horne at 100% of target reflecting, for Mr. Reed, his leadership of the Company's management team during a year of transformation and his contributions to the Company's digital growth strategy and long-range plan, and for Mr. Horne, his leadership of the Company's finance and technology departments, and operations. The Compensation Committee exercised its discretion and reduced by 30% the otherwise earned payout for individual performance, reflecting financial performance for the year.

Name	Company Performance Measure Payout %	Key Performance Drivers Payout %	Individual Performance Achievement %	Individual Performance Adjusted Payout %	Overall Payout %
Michael E. Reed	91.8%	65.1%	100%	70%	79.7%
Douglas E. Horne	92.1%	65.1%	100%	70%	79.8%
Based on the performance results for fiscal year 2024, Messrs. Reed and Horne received adjusted bonus awards in the amounts shown below.

Name	Target as a % of Base Salary	Target Amount(1)	Overall Payout %	Payout Amount
Michael E. Reed	125%	$1,125,000	79.7%	$896,091
Douglas E. Horne	100%	$800,000	79.8%	$638,700
(1) Target amounts reflect base salary rates as of December 31, 2024.

Long-Term Incentive Compensation
The Compensation Committee may grant long-term incentives, in the form of cash or equity, in its discretion. During fiscal year 2024, Messrs. Reed and Horne were eligible to receive awards under our 2023 Stock Incentive Plan (the "2023 Plan"). In August 2024, the Compensation Committee set Messrs. Reed's and Horne's target long-term incentive value at $3,000,000 and $1,150,000, respectively, which was equally divided between CPUs and RSUs. In determining each NEO's target long-term incentive values, the Compensation Committee considered market data as well as each executive's experience and performance. The table below shows the target value of the long-term incentive awards granted in 2024:

Name	2024 CPUs	2024 RSUs	Total

Michael E. Reed	$1,500,000	$1,500,000	$3,000,000
Douglas E. Horne	$575,000	$575,000	$1,150,000
2024 RSUs. The 2024 RSUs will vest one-third on the first, second, and third anniversaries of the date of grant, generally subject to continued service as an employee through each vesting date. The number of RSUs which vest on each vesting date will be settled in a like number of shares of Company common stock. Mr. Horne forfeited his 2024 RSUs upon his separation from the Company.
2024 CPUs. The 2024 CPUs will be earned based on the Company's performance with respect to Total Adjusted EBITDA(1) and Total Digital Revenues (each weighted at 50%). The Compensation Committee selected Total Adjusted EBITDA and Total Digital Revenue because of investor focus on these areas and because we believe these are important measures in evaluating our financial performance. The awards will vest three years from the date of grant subject to the level of performance achieved and generally subject to continued service as an employee through the vesting date. In connection with Mr. Horne's separation from the Company, his 2024 CPUs eligible for vesting for the 2024 performance period vested based on actual performance results, a prorated portion of the 2024 CPUs assigned to the 2025 performance period vested at target, and the 2024 CPUs assigned to the 2026 performance period were forfeited.
Total Adjusted EBITDA and Total Digital Revenues are measured over three separate annual performance periods, with one-third of the 2024 CPUs covered by a separate annual performance period. The performance target for each annual performance period is set by the Compensation Committee in the first quarter of that year. The Compensation Committee chose this approach to manage uncertainty while connecting a meaningful portion of compensation to results over the full three-year period. The 2024 CPUs have a threshold and maximum payout at 50% and 140% of target, respectively.

2022 PSUs and 2023 CPUs. The 2022 PSUs and 2023 CPUs are also earned based on the Company's performance with respect to Total Adjusted EBITDA(1) and Total Digital Revenues (each weighted at 50%) and will vest three years from the date of grant, generally subject to continued service as an employee through the vesting date. Total Adjusted EBITDA and Total Digital Revenues are measured over three separate annual performance periods, with one-third of each award covered by each separate annual performance period. The 2022 PSUs and 2023 CPUs have a threshold payout at 50% of target and a maximum payout at 200% and 120% of target, respectively. In connection with Mr. Horne's separation from the Company, his 2023 CPUs eligible for vesting for the 2023 and 2024 performance periods vested based on actual performance results and a prorated portion of the 2024 CPUs assigned to the 2025 performance period vested at target.
2024 Performance Goals and Results. The table below shows the performance goals and results for the 2024 performance period for the 2022 PSUs, 2023 CPUs, and 2024 CPUs:

	Weight	Threshold	Target	Maximum	2024 Results
Total Adjusted EBITDA	50%	$219.3M	$274.2M	$329.0M	$273.2M
Total Digital Revenues	50%	$928.3M	$1,160.3M	$1,392.4M	$1,103.7M

Based on these results, 93.4% of target was earned with respect to each of the above long-term incentive awards and which vest in accordance with the following, generally subject to continued service through each vesting date:
• earned 2022 PSUs vested in March 2025;
• earned 2023 CPUs will vest in March 2026; and
• earned 2024 CPUs will vest in March 2027.
(1) Refer to Appendix A of this proxy statement for our definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, which is Net loss attributable to Gannett.

For Mr. Horne, the 2023 CPUs and 2024 CPUs earned for 2024 performance period vested upon his separation from the Company.
The following table shows the number of PSUs and value of CPUs earned for the 2024 performance period:

Name	2022 PSUs (#)	2023 CPUs ($)	2024 CPUs ($)

Michael E. Reed	100,907	467,200	467,200
Douglas E. Horne	33,635	179,093	179,092
Benefits and Perquisites

401(k) Savings Plan. We maintain the Gannett Media Corp. 401(k) Savings Plan (the "Gannett 401(k) Plan"). Each of our NEOs participated in the Gannett 401(k) Plan in 2024. The Gannett 401(k) Plan permitted eligible participants to make pre-tax and Roth contributions. For purposes of the Gannett 401(k) Plan and subject to the Internal Revenue Code limits on the amount of compensation that could be taken into account, compensation generally includes a participant's base salary, performance-based bonuses, and pre-tax contributions to the Company's benefit plans. Prior to October 24, 2022, the Gannett 401(k) Plan provided for a matching contribution of 50% of contributions up to 5% of eligible pay. Effective October 24, 2022, the Gannett 401(k) Plan was amended to cease matching contributions. Beginning in July 2024, matching contributions to the Gannett 401(k) Plan were reinstated, and the current matching formula is 25% of contributions up to the first 4% of eligible pay.
Security Arrangements. Due to increased security risks inherent in senior executive positions, in 2024 we provided our Chief Executive Officer with certain personal security as needed. While we view these security services as necessary and appropriate business expenses, they were deemed to be taxable income to the recipient and a supplemental payment was made to our Chief Executive Officer to help offset the incremental tax impact.
Relocation Benefits. We maintain market competitive relocation guidelines for senior leadership, which provide for reimbursement of and payments for certain relocation expenses.
Post-Termination Pay
Key Employee Severance Plan
We maintain the Key Employee Severance Plan, as amended (the "Key EE Severance Plan"). Mr. Reed participates in the Key EE Severance Plan, and his multiplier (discussed below) is two. Mr. Horne did not participate in the Key EE Severance Plan because he was entitled to severance benefits under his offer letter agreement, as described below.
Under the Key EE Severance Plan. in the event of a participant's involuntary termination other than for Cause, if the participant executes a release and agrees to certain restrictive covenants, the participant is entitled to receive:
•unless the termination is also a qualifying termination under the CIC Severance Plan (discussed below), a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date based on actual performance; and
•an amount equal to a "multiplier" that is designated for the participant times the participant's annual base salary rate immediately preceding termination.
The Key EE Severance Plan generally defines "Cause" to include the participant's embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, act of material dishonesty, failure to adequately perform their duties, material violation of the Company's employment policies, gross negligence, that causes significant financial or reputational harm to the Company, conviction of a felony or crime involving moral turpitude, or a finding by a court or the SEC that the participant violated securities law.
Change in Control Severance Plan
We maintain the 2015 Change in Control Severance Plan, as amended (the "CIC Severance Plan"). Mr. Reed participates and Mr. Horne participated in the CIC Severance Plan, and each of their multipliers (as described below) is or was two.

In the event of a participant's involuntary termination without Cause or resignation for Good Reason within two years following a Change in Control (each as defined below) (double trigger), if the participant executes a release and agrees to certain restrictive covenants, in addition to any compensation and benefits that the participant may be entitled to receive under the Key EE Severance Plan or letter agreement with the Company, the participant is also entitled to receive:
•a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date;
•an amount equal to a "multiplier" that is designated for the participant times the sum of: (i) the participant's annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12 month period immediately prior to the Change in Control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items); and (ii) the higher of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the Change in Control occurs and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs; and
•an amount equal to the monthly COBRA cost of the participant's medical and dental coverage in effect as of the date of termination multiplied by the lesser of (A) 18 or (B) 24 minus the number of full months between the date of the Change in Control and the date of termination.
In the event of a participant's involuntary termination without Cause or resignation for Good Reason prior to a Change in Control, and the participant reasonably demonstrates that the prior termination (i) was at the request of any third party participating in or causing the Change in Control, or (ii) otherwise arose in connection with, in relation to, or in anticipation of the Change in Control, then the participant is entitled to payments and benefits under the CIC Severance Plan.
The CIC Severance Plan generally defines "Change in Control" to mean: (a) the acquisition by any person of 20% or more of either the Company's common stock or the combined voting power of the Company's outstanding voting securities; (b) the individuals who constitute the incumbent Board cease for any reason to constitute at least a majority of the Board; or (c) the consummation of a reorganization, merger, or similar corporate transaction, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity, unless following such business combination, (i) all or substantially all of the owners of the Company's common stock and the Company's voting securities continue to own more than 50% of the Company’s or successor company’s common stock and the combined voting power of the Company's or successor company's voting securities after the business combination in substantially the same proportions as before the business combination, (ii) no person owns more than 20% of the Company's or successor company's common stock or the combined voting power of the Company's or successor company's voting securities, except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the members of the board of directors of the Company or successor company following the business combination were members of the incumbent Board prior to the business combination.
Under the CIC Severance Plan, "Cause" has the meaning given such term in the Key EE Severance Plan.
The CIC Severance Plan generally defines "Good Reason" to mean the occurrence after a Change in Control of any of the following without the participant's written consent, unless corrected prior to the participant's termination: (a) a material diminution of the participant's duties, authorities or responsibilities; (b) a material reduction in the participant's base salary or target bonus opportunity; (c) the relocation of the participant's office to a location 35 or more miles farther from the participant's residence immediately prior to the Change in Control; (d) the failure by the Company to pay any material compensation or benefits due; (e) the failure of any successor to assume and agree to perform the CIC Severance Plan, or if the business for which the participant's services are principally performed is sold at any time within 24 months after a Change in Control, there is a material diminution of the participant's duties, authorities or responsibilities.

Employment Agreements
Mr. Reed — We entered into an offer letter agreement with Mr. Reed, effective January 1, 2021, pursuant to which Mr. Reed became our employee and serves as our Chief Executive Officer. Pursuant to Mr. Reed's agreement, he is entitled to an annual base salary of at least $900,000 and an annual cash bonus target of at least 110% of his base salary. Pursuant to Mr. Reed's agreement, he is eligible to participate in our Key EE Severance Plan, as amended, and our CIC Severance Plan.
Mr. Horne — We entered into an offer letter agreement with Mr. Horne, effective as of April 7, 2020, pursuant to which he served as our Chief Financial Officer. Mr. Horne's agreement provided that he was entitled to an annual base salary of at least $600,000 and an annual cash bonus target of at least 100% of his base salary. In the event that Mr. Horne's employment was involuntarily terminated by the Company without Cause or he resigns for Good Reason, his agreement provided that he was entitled to receive an amount equal to the sum of his annualized base salary and cash bonus for the most recently completed fiscal year. "Cause" and "Good Reason" have the meanings given such terms by the CIC Severance Plan, described above. Mr. Horne's agreement contains standard non-solicitation restrictions. Pursuant to Mr. Horne's agreement, he was eligible to participate in our CIC Severance Plan.

Effective March 18, 2025, Mr. Horne ceased serving as our Chief Financial Officer, and the Company and Mr. Horne reached an agreement in principle with respect to the terms of his separation from the Company effective as of April 1, 2025. Such agreement provides that Mr. Horne will receive, among other benefits, (i) a severance payment of $1,438,700 (his base salary, plus 2024 bonus), (ii) cash performance units in an amount equal to $602,890 (representing a prorated portion of his outstanding awards); and (iii) a transition bonus equal to the cash value of 97,859 shares of our common stock (as of March 31, 2025), which would have vested on June 15, 2025 and August 6, 2025. Under the agreement, Mr. Horne would also agree to a customary waiver and general release of claims against the Company and to other customary covenants.
Stock Ownership Guidelines
We have Stock Ownership Guidelines (the "Guidelines") which establish expected levels of stock ownership by our executive officers and members of our Board in an effort to further align their interests with the interests of our stockholders and to promote our commitment to good corporate governance. Additionally, the Guidelines are intended to foster a culture of ownership among our leaders and encourage a longer-term perspective while mitigating the financial incentive for excessive or undue risk taking. Our guidelines are determined as a multiple of base salary for our NEOs (6x for our Chief Executive Officer and 3x for our Chief Financial Officer) or as a multiple of the annual cash retainer for non-employee directors (3x). Stock that counts towards satisfying the ownership guidelines include shares owned directly, shares held in or credited to a deferred compensation plan, unvested restricted stock awards ("RSAs") and shares underlying unvested RSUs. Unvested PSUs do not count towards satisfying the ownership guidelines.
In addition, executive officers and non-employee directors must hold 50% of the net shares (after covering any exercise cost and the required tax withholding obligations) received from the vesting of any full value equity awards or the exercise of stock option awards each year until the ownership guideline for the year has been achieved. In circumstances where the Guidelines would result in a severe hardship for the executive officer or non-employee director or prevent the executive officer or non-employee director from complying with a court order, the Board or the Compensation Committee may approve a hardship exception to the Guidelines. We evaluate compliance with the Guidelines at the beginning of each calendar year. As of January 1, 2025, each of our NEOs was in compliance with our Guidelines. See "Director Stock Ownership Guidelines" for more information regarding our stock ownership guidelines as they apply to our non-employee directors.
Policies and Practices Related to the Timing of Equity Awards
Although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights ("SARs") and/or similar option-like instruments, including grants to our NEOs, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, SARs or other equity award grant dates for the purpose of affecting the value of any award. In fiscal 2024, we did not grant any options to purchase shares of our common stock, SARs or similar option-like instruments.

Compensation Tables
2024 Summary Compensation Table

Name (Position)	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael E. Reed	2024	906,923	—	1,714,904	1,830,491(3)	—	39,764(4)	4,492,082
CEO	2023	900,000	—	1,697,623	1,264,609	—	—	3,862,232
	2022	859,615	513,652	1,999,998	—	—	6,184	3,379,449

Douglas E. Horne	2024	793,654	—	646,632	996,885(3)	—	—	2,437,171
Former CFO	2023	775,000	—	640,873	752,298	—	330,071	2,498,242
	2022	686,539	328,738	1,166,663	—	—	16,184	2,198,124

(1)
The amount reported may vary from the approved annual base salary rate because the salary reported in the table is based on the actual number of weekly pay periods in a year and reflects any mid-year increases as disclosed in the Compensation Discussion and Analysis above.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards for each year pursuant to ASC 718. Additional details on accounting for stock-based compensation can be found in Note 12 (Supplemental equity and other information) to our consolidated financial statements contained in our 2024 Annual Report on Form 10-K. Pursuant to ASC 718, for each year, the number of shares and the grant date fair value of the 2022 PSUs includes the portion of the 2022 PSUs eligible for vesting for the respective annual performance period The maximum grant date fair values of the 2022 PSUs assigned to the 2024 performance period were $429,808 for Mr. Reed and $143,268 for Mr. Horne.

(3)
Includes the cash incentive payments received under the 2024 ABP ($896,091 for Mr. Reed and $638,700 for Mr. Horne), the portion of the 2023 CPUs eligible for vesting for the 2024 performance period based on 2024 actual performance ($467,200 for Mr. Reed and $179,093 for Mr. Horne) and the portion of the 2024 CPUs eligible for vesting for the 2024 performance period based on 2024 actual performance ($467,200 for Mr. Reed and $179,092 for Mr. Horne).

(4)
Includes $19,464 and $20,299 in costs related to personal security for Mr. Reed and supplemental payment for the incremental tax impact, respectively. The sum on the table above may differ slightly due to rounding.

Grants of Plan-Based Awards in 2024
The following table shows the plan-based awards granted during fiscal year 2024 to each of our NEOs:

Name	Award Type(1)	Grant Date	Number of Units Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock(2) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Michael E. Reed	2024 RSU(3)	8/6/2024								340,136	1,500,000
	2024 CPU(4)	8/6/2024	500,000	250,000	500,000	700,000
	2023 CPU(4)	3/6/2024(4)	500,000	250,000	500,000	600,000
	2022 PSU(5)	3/6/2024(5)					53,996	107,992	215,984		214,904
	ABP			421,875	1,125,000	1,575,000

Douglas E. Horne	2024 RSU(3)	8/6/2024								130,385	574,998
	2024 CPU(4)	8/6/2024	191,666	95,833	191,666	268,332
	2023 CPU(4)	3/6/2024(4)	191,667	95,833	191,667	230,000
	2022 PSU(5)	3/6/2024(5)					17,998	35,997	71,994		71,634
	ABP			300,000		1,120,000

(1)	RSUs are time-vesting restricted stock units, PSUs are performance-vesting stock units, CPUs are performance-vesting units payable in cash, and ABP is cash incentive awards under the 2024 ABP.
(2)
Amounts represent the aggregate grant date fair value of awards pursuant to ASC 718. Additional details on accounting for stock-based compensation can be found in Note 12 (Supplemental equity and other information) to our consolidated financial statements contained in our 2024 Annual Report on Form 10-K.

(3)
2024 RSUs will vest one-third on the first, second and third anniversary of the date of grant, generally subject to continued service as an employee through each vesting date. Mr. Horne's 2024 RSUs were forfeited upon his separation from the Company.

(4)
The 2023 CPUs and 2024 CPUs have a three-year performance period consisting of three separate annual performance periods, with one-third of the target number of units eligible for vesting each annual performance period. The performance target for each annual performance period is set by the Compensation Committee in the first quarter of that year. If an award of a target amount is made at the beginning of a multi-year performance period with a portion of the award eligible for vesting for each successive annual performance periods, and the performance target for each annual performance period is set at the beginning of that annual performance period, then each annual performance period has a separate grant date when the performance target for that annual performance period is set for purposes of this table. Accordingly, the values of the 2023 CPUs and 2024 CPUs at threshold, target and maximum reflect only the portion eligible for vesting for the 2024 annual performance period. The CPUs will vest three years from the initial date of grant subject to the performance achieved for each annual performance period and generally subject to continued service as an employee through the vesting date. Upon Mr. Horne's separation from the Company, a prorated portion of his 2023 CPUs and 2024 CPUs vested based on actual performance for completed performance periods and target performance for performance periods that have not been completed.

(5)
The 2022 PSUs have a three-year performance period consisting of three separate annual performance periods, with one-third of the target number of shares eligible for vesting for each annual performance period. The performance target for each annual performance period is set by the Compensation Committee in the first quarter of that year. The grant date reflects the date the performance targets were set for the 2024 performance period. Under ASC 718, if an award of a target number of shares is made at the beginning of a multi-year performance period with a portion of the award eligible for vesting for each successive annual performance periods, and the performance target for each annual performance period is set at the beginning of that annual performance period, then each annual performance period has a separate grant date when the performance target for that annual performance period is set for purposes of measuring the grant date fair value of the portion of the award eligible for vesting for that annual performance period. Accordingly, the number of shares and the grant date fair value of the 2022 PSUs at threshold, target and maximum reflect only the portion of the 2022 PSUs eligible for vesting for the 2024 annual performance period. The 2022 PSUs vested three years from the initial date of grant subject to the performance achieved for each annual performance period and generally subject to continued service as an employee through the vesting date.

Outstanding Equity Awards at December 31, 2024
The table below sets forth the outstanding stock awards that were held by each of our NEOs as of December 31, 2024. There were no outstanding stock option awards held by our NEOs as of December 31, 2024.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Michael E. Reed	3/23/2022	108,208(3)	547,532	—	—
	3/24/2023	546,448(4)	2,765,027	—	—
	3/24/2023	84,027(5)	425,177	—	—
	3/06/2024	100,907(6)	510,589	—	—
	8/06/2024	340,136(7)	1,721,088	—	—

Douglas E. Horne	3/23/2022	36,069(3)	182,509	—	—
	6/15/2022	54,398(3)	275,254	—	—
	3/24/2023	209,472(4)	1,059,928	—	—
	3/24/2023	28,009(5)	141,726	—	—
	3/06/2024	33,635(6)	170,193	—	—
	8/06/2024	130,385(7)	659,748	—	—

(1)	For purposes of this table, the grant date is determined in accordance with ASC 718.
(2)
The market value of shares or units that have not vested was calculated using a stock price of $5.06, which was the closing price of our common stock on December 31, 2024, the last trading day of the 2024 fiscal year.

(3)
These RSAs vest 33.3% on each of the first and second anniversary of the date of grant and 33.4% on the third anniversary, subject to the continued service as an employee through each vesting date and the terms of the award agreement.

(4)
These RSAs vest one-third on the first, second, and third anniversary of the date of grant, subject to the continued service as an employee through each vesting date and the terms of the award agreement. Other than the RSAs that vested on March 24, 2025, Mr. Horne's RSAs were forfeited upon his separation from the Company.

(5)	Represents the 2022 PSUs assigned to the 2023 performance period based on actual achievement of performance goals. These PSUs vested on the third anniversary of the initial grant date.
(6)	Represents the 2022 PSUs assigned to the 2024 performance period based on actual achievement of performance goals. These PSUs vested on the third anniversary of the initial grant date.
(7)	These RSUs will vest one-third on the first, second, and third anniversary of the date of grant, subject to continued service as an employee through each vesting date and the terms of the award agreement. Mr. Horne's RSUs were forfeited upon his separation from the Company.

Stock Vested in 2024
The following table provides information about the stock awards held by our NEOs that vested during fiscal year 2024. Our NEOs did not have any outstanding stock options that vested during fiscal year 2024.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael E. Reed	381,107(3)	846,058
Douglas E. Horne	231,634(4)	628,420

(1)	The number of shares and values reflected in the table are reported on an aggregate basis and do not reflect shares withheld to pay withholding taxes.
(2)
The value realized on vesting is equal to the number of shares vested multiplied by the closing price of a share of our common stock on the vesting date (or if such date falls on a weekend or public holiday, the closing price of a share of our common stock on the date immediately prior to the vesting date on which our shares traded).

(3)	Includes RSAs granted in 2022 that vested in 2024.
(4)	Includes RSAs granted in 2021, 2022, and 2023 that vested in 2024.
Pension Benefits
None of our named executive officers were participants in a tax-qualified defined benefit plans or supplemental executive retirement plans during the fiscal year ended December 31, 2024.
2024 Non-Qualified Deferred Compensation
Mr. Reed is not and Mr. Horne was not eligible to participate in any non-qualified deferred compensation plans maintained by us. Accordingly, there were no contributions or withdrawals by them under such arrangements during the 2024 fiscal year.

Potential Payments Upon Termination or Change in Control
The following table estimates the amount of compensation payable to Messrs. Reed and Horne in the event of termination of employment, assuming that such terminations were effective as of December 31, 2024.

	Involuntary Termination without Cause or Voluntary Termination for Good Reason upon a Change in Control ($)	Involuntary Termination without Cause ($)	Voluntary Termination for Good Reason ($)	Voluntary Termination without Good Reason ($)	Termination upon Death or Disability ($)
Michael E. Reed
ABP	718,754	896,091	—	—	—
Severance Pay	5,037,508	1,800,000	—	—	—
PSUs(1)	935,771(2)	865,690(3)	—	—	865,690(3)
RSAs(1)	—	—	—	—	3,312,559(4)
RSUs(1)	—	—	—	—	1,721,088(4)
CPUs	2,823,450(5)	1,323,450(6)	—	—	1,323,450(6)
Benefits Continuation	38,205(7)	—	—	—	—
Total	9,553,688	4,885,231	—	—	7,222,787

Douglas E. Horne(8)
ABP	498,094	638,700	—	—	—
Severance Pay	2,596,188	1,378,163	1,378,163	—	—
PSUs(1)	311,919(2)	288,557(3)	—	—	288,557(3)
RSAs(1)	—	—	—	—	1,517,691(4)
RSUs(1)	—	—	—	—	659,748(4)
CPUs	1,082,321(5)	507,320(6)	—	—	507,320(6)
Benefits Continuation	47,396(7)	—	—	—	—
Total	4,535,918	2,812,740	1,378,163	—	2,973,316

(1)
The value of PSUs, RSAs, and RSUs is determined by multiplying the number of shares that would have vested as of December 31, 2024 in connection with a qualifying termination by $5.06, the closing price of a share of our common stock on December 31, 2024, the last trading day of the 2024 fiscal year.

(2)
In the event of termination without cause or for good reason in connection with a change in control (double trigger), unvested PSUs vest immediately based on the actual achievement of performance goals through termination.

(3)	In the event of involuntary termination without cause or termination due to death or disability, a prorated number of PSUs vest immediately based on actual achievement of performance goals through termination.
(4)	In the event of termination as a result of death or disability, any unvested RSAs and RSUs immediately vest.
(5)
In the event of termination without cause or for good reason in connection with a change in control (double trigger), (a) unvested 2023 CPUs vest as follows: (i) the full number based on actual performance for completed performance periods and the performance period which includes the termination date, and (ii) the full number based on target performance for performance periods which have not started before the termination date, and (b) unvested 2024 CPUs vest as follows: (i) the full number based on actual performance for completed performance periods and (ii) the full number based on target performance for the performance period which includes the termination date and any performance periods which have not started before the termination date.

(6)
In the event of involuntary termination without cause or termination due to death or disability, (a) unvested 2023 CPUs vest as follows: (i) the full number based on actual performance for completed performance periods, (ii) a prorated portion based on actual performance for the performance period which includes the termination date, and (iii) are forfeited for any performance periods which have not started before the termination date, and (b) unvested 2024 CPUs vests as follows: (i) the full number based on actual performance for completed performance periods, (ii) a prorated portion based on target performance for the performance period which includes the termination date, and (iii) are forfeited for any performance periods which have not not started before the termination date.

(7)	This amount represents the monthly COBRA cost of medical and dental coverage for 18 months based on the rates in effect on December 31, 2024.
(8)	The amounts referenced in the table above will differ from the amounts Mr. Horne receives in connection with his separation from the Company.
Compensation of Directors
For 2024, each non-employee director received an annual retainer fee of $100,000 (or a pro-rated portion of such fee for directors who served for part of the year), payable quarterly. In addition, the chairs of the Audit, Nominating and Corporate Governance, Compensation, and Transformation Committees of the Board, received an additional annual fee of $20,000, and the Lead Director received an additional annual fee of $40,000. For 2024, the annual retainer fees and additional annual fees to non-employee directors were paid in cash, except with respect to Mr. Louis, who elected to receive his annual retainer fee in shares of our common stock. Directors who are employed by us do not receive compensation for their service as members of the Board.
For 2024, each non-employee director also received an annual stock grant with a value of $125,000. The grant was made on June 4, 2024, and the number of shares of stock awarded was determined by dividing the value of the annual stock grant ($125,000), by the closing price of a share of our common stock on the grant date ($4.05). Non-employee directors are also reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Michael E. Reed(3)	—	—	—
Kevin M. Sheehan	160,000	125,000	285,000
Maha Al-Emam	50,000(4)	125,000	175,000
Theodore P. Janulis	120,000	125,000	245,000
John Jeffry Louis III	100,000(5)	125,000	225,000
Maria M. Miller	50,000(6)	—	50,000
Amy E. Reinhard	100,000	125,000	225,000
Debra A. Sandler	120,000	125,000	245,000
Laurence Tarica	120,000	125,000	245,000
Barbara W. Wall	100,000	125,000	225,000

(1)
Amounts in this column reflect the annual retainer fee paid to each of our non-employee directors, the additional annual fee of $40,000 paid to Mr. Sheehan for his services as our Lead Director, and the additional fee of $20,000 paid to each of Messrs. Sheehan, Janulis and Tarica and Ms. Sandler for service as chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Transformation Committee, respectively.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards for each year pursuant to ASC 718. These amounts reflect the annual stock grants made to each of our non-employee directors of 30,864 shares of common stock on June 4, 2024. The number of shares of stock was determined by dividing the value of the annual stock grant ($125,000), by the closing price of a share of our common stock on the grant date ($4.05).

(3)	As our Chief Executive Officer and President, Mr. Reed is an employee and receives no compensation for services as a director.
(4)	Ms. Al-Emam received a pro-rated annual fee for 2024 since she was elected to the Board in June 2024.

(5)
Mr. Louis elected to receive his annual retainer fee in shares of our common stock in 2024. He was awarded 10,245 shares on March 31, 2024; 5,422 shares on June 30, 2024; 4,448 shares on September 30, 2024; and 4,940 shares on December 31, 2024. The number of shares was determined by dividing the foregone annual retainer fee by the closing price of a share of our common stock on the grant date or, if the grant date was not a business day, the last previous business day before the grant date.

(6)	Ms. Miller received a pro-rated annual fee for 2024 since she did not stand for reelection at our 2024 annual meeting of stockholders.
Director Stock Ownership Guidelines
We maintain stock ownership guidelines, which require our non-employee directors to own certain levels of stock to align their interests with the interests of the Company's stockholders and to promote the Company's commitment to good corporate governance. Our Guidelines are determined as a multiple of the annual cash retainer for non-employee directors (3x). See "Stock Ownership Guidelines" for additional information with respect to our stock ownership guidelines. We evaluate compliance with the Guidelines at the beginning of each calendar year. As of January 1, 2025, all of our non-employee directors were in compliance with our Guidelines.
Equity Compensation Plan Information
The following table summarizes certain information about securities authorized for issuance under our equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-Average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Gannett Co., Inc. 2023 Stock Incentive Plan(2)	2,716,036(3)	—	13,530,335
Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan(2)(4)	5,779,466	$14.45	—
Equity compensation plans not approved by security holders:
Shares Rolled Over into the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan(2)(5)	33,904	—	—
Total	8,529,406	$14.45	13,530,335

(1)
Reflects the weighted-average exercise price of outstanding options. The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding PSUs, which do not have an exercise price.

(2)	The 2023 Plan was approved by stockholders at the 2023 annual meeting of stockholders and replaced the 2020 Plan in its entirety. No new awards may be granted under the 2020 Plan.
(3)	Includes shares subject to unvested RSUs.
(4)
Includes 5,415,764 shares subject to outstanding stock options held by FIG LLC, the former manager of the Company, and 363,702 shares subject to unvested PSUs which reflect actual achievement of performance goals.

(5)	Includes shares subject to unvested PSUs which reflect actual achievement of performance goals.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the 2024 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board that the 2024 Compensation Discussion and Analysis be included in this proxy statement for the 2025 Annual Meeting to be filed with the SEC.

The Compensation Committee

John Jeffry Louis III, Chair
Theodore P. Janulis
Debra A. Sandler
Kevin M. Sheehan
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company. For fiscal 2024, the ratio of our Chief Executive Officer's compensation to the median employee employee's total compensation was 81:1, the 2024 Summary Compensation Table annual total compensation amount for Mr. Reed was $4,492,082, and the equivalent annual total compensation for the identified median employee was $55,682.
To determine our median compensated employee, we reviewed our global employee population, consisting of approximately 8,900 U.S. employees and approximately 2,800 non-U.S. employees who were employed by us as of December 31, 2024. The approximate number of excluded employees by country were as follows: Australia (70), Canada (30) and New Zealand (30). As a result, our median compensated employee determination includes approximately 11,600 employees which represented approximately 99% of our global employee population as of December 31, 2024.
To identify our median compensated employee from the selected employee population, we used Form W-2 box 5 wages (and the equivalent amounts for our non-US employees) as our consistently applied compensation measure ("CACM"). We annualized the CACM for permanent employees that were hired in 2024, and we did not make any cost-of-living adjustments. We excluded employees who had been on leave for more than one year.
To calculate the annual total compensation for our median compensated employee, we used a methodology consistent with that used for the 2024 Summary Compensation Table. We did not make any assumptions, adjustments, or estimates with respect to annual total compensation.
Because SEC rules for identifying a median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

Pay Versus Performance
The following table sets forth the compensation for our principal executive officer (the "PEO") and the average compensation for our other named executive officers ("non-PEO NEOs"), both as reported in the Summary Compensation Table in this proxy statement and with certain adjustments to reflect the compensation "actually paid" or "CAP" to such individuals, as defined under the SEC's pay versus performance disclosure rules, for each of the last five fiscal years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, see the Compensation Discussion and Analysis in this proxy statement.

Year	Summary Compensation Table Total for PEO(1)	Compensation "Actually Paid" to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation "Actually Paid" to non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) (in thousands)	Total Adjusted EBITDA(8) (non-GAAP) (in thousands)
					Company TSR(5)	Peer Group TSR(5)(6)
2024	$4,492,082	$7,017,132	$2,437,171	$3,621,279	$79.31	$169.08	($26,387)	$273,189
2023	$3,862,232	$2,599,487	$2,498,242	$2,742,587	$36.05	$152.01	($27,894)	$267,683
2022	$3,379,449	($4,562,882)	$2,198,124	$572,427	$31.82	$113.62	($78,255)	$257,283
2021	$7,741,052	$12,327,052	$1,753,698	$2,678,593	$83.54	$149.49	($136,171)	$433,712
2020	—	—	$3,185,057	$2,100,096	$52.66	$120.71	($672,397)	$413,895

(1)
Reflects compensation for Michael Reed, our Chief Executive Officer, for 2024, 2023, 2022 and 2021 as reported in the Summary Compensation Table for the applicable year. For 2020, our Chief Executive Officer was an employee of, and was compensated exclusively by our former manager and our former manager did not disclose to our Board the compensation paid to him. The PEO received a special inducement equity award at the start of his employment by the Company in 2021.

(2)
The dollar amounts reported in this column represent the amount of compensation "actually paid" to the PEO in 2024, 2023, 2022 and 2021 as computed in accordance with the SEC's pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to the PEO during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Summary Compensation Table Total for PEO pursuant to the SEC's rules to determine Compensation "Actually Paid" to PEO:

PEO
2024
Summary Compensation Table Total for PEO	$4,492,082
Adjustments:
Deduct: Grant date fair value of equity awards granted during fiscal year as reported in the Summary Compensation Table	$1,714,904
Add: Fair value of equity awards granted in current fiscal year – value at year-end	$2,231,678
Add: Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$2,038,765
Add: Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	($30,489)
Compensation "Actually Paid" to PEO	$7,017,132

(3)
Reflects the average compensation for the non-PEO NEOs in each respective year based on compensation amounts reported in the Summary Compensation Table for the applicable year. Douglas Horne was the only non-PEO NEO for 2024, 2023, 2022 and 2021. The non-PEO NEOs for 2020 were Paul Bascobert, Alison Engel, and Douglas Horne.

(4)
The dollar amounts reported in this column represent the average amount of compensation "actually paid" to the non-PEO NEOs in each respective year, as computed in accordance with the SEC's pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Average Summary Compensation Table Total for non-PEO NEOs pursuant to the SEC's rules to determine Average Compensation "Actually Paid" to non-PEO NEOs:

Other non-PEO NEOs (Average)
2024
Summary Compensation Table Total for non-PEO NEOs	$2,437,171
Adjustments:
Deduct: Grant date fair value of equity awards granted during fiscal year as reported in Summary Compensation Table	$646,632
Add: Fair value of equity awards granted in current fiscal year – value at year-end	$829,941
Add: Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$905,136
Add: Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$95,662
Compensation "Actually Paid" to non-PEO NEOs	$3,621,279

(5)
Total Stockholder Return, or TSR, is cumulative for the measurement periods beginning on December 31, 2019, and ending on December 31 of each respective year, calculated in accordance with Item 201(e) of Regulation S-K.

(6)	The peer group used for this purpose is the S&P 1500 Publishing & Printing index.
(7)
Reflects Net income (loss) as reported in the Company's Consolidated Statements of Operations and Comprehensive Income (loss) included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Net income includes amounts attributable to non-controlling interests.

(8)
The Total Adjusted EBITDA measure was utilized for both our short-term incentive compensation program, as well as for setting goals for performance-based long-term incentives. We reconcile Total Adjusted EBITDA to Net income (loss) attributable to Gannett, which excludes amounts attributable to non-controlling interests. Refer to Appendix A of this proxy statement for our definition of Adjusted EBITDA, as well as a reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, which is Net loss attributable to Gannett.

Financial Performance Measures
As discussed in the Compensation Discussion and Analysis, our executive compensation program and compensation decisions reflect the guiding principle of aligning long-term performance with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company during the most recently completed fiscal year include:
•Total Adjusted EBITDA
•Total Digital Revenues
•Total Stockholder Return

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table.

CAP vs. Company TSR and Peer Group TSR
$121
$149
$114
$152
$169
$53
$84
$32
$36
$79
$0.0M
$2.1M
$12.3M
$2.7M
($4.6M)
$0.6M
$2.6M
$2.7M
$7.0M
$3.6M
2020
2021
2022
2023
2024
PEO
non-PEO NEOs
Company TSR*
Peer Group TSR*
*Value of initial fixed $100 investment on December 31, 2019

CAP and Net Income (Loss)
($26.4M)
($27.9M)
($78.3M)
($136.2M)
$12.3M
$0.0M
$2.1M
$2.7M
$0.6M
($4.6M)
$2.6M
$2.7M
$7.0M
$3.6M
($672.4M)
2020
2021
2022
2023
2024
PEO
non-PEO NEOs
Net Income (Loss)

CAP and Adjusted EBITDA
$413.9M
$433.7M
$257.3M
$267.7M
$273.2M
$0.0M
$2.1M
$12.3M
$2.7M
($4.6M)
$0.6M
$2.6M
$2.7M
$7.0M
$3.6M
2020
2021
2022
2023
2024
PEO
non-PEO NEOs
Adjusted EBITDA

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information with respect to the beneficial ownership of our common stock as of April 8, 2025 by (i) each person known by us to be a beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, director nominees, and our named executive officers, and (iii) all directors, director nominees, and executive officers as a group. We had an aggregate of 146,435,731 shares of common stock outstanding as of April 8, 2025. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Alta Fundamental Advisers LLC 1500 Broadway Suite 704 New York, NY 10036	13,146,482(3)	9.0%
Apollo Management Holdings GP, LLC, et. al. 9 W. 57th Street, 43rd Floor New York, NY 10019	11,925,911(4)	8.1%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	10,753,112(5)	7.3%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	8,510,313(6)	5.8%
William H. Miller III Living Trust and Miller Value Partners, LLC One South Street, Suite 2550 Baltimore, MD 21202	7,564,725(7)	5.2%
Michael E. Reed	3,107,722	2.1%
Kevin M. Sheehan	187,530	*
Maha Al-Emam	30,864	*
Theodore P. Janulis	232,530	*
John Jeffry Louis III	610,838(8)	*
Amy Reinhard	123,725	*
Debra A. Sandler	224,225	*
Laurence Tarica	1,089,663	*
Barbara W. Wall	392,123	*
Douglas E. Horne	839,407	*
All directors, director nominees, and current executive officers as a group (10 persons)(9)	6,145,442(8)	4.2%

*	Denotes less than 1%.
(1)	The address of our officers, directors and director nominees listed in the table is 175 Sully's Trail, Suite 203, Pittsford, NY 14534-4560.
(2)
Under the rules of the SEC, "beneficial ownership" is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual's benefit, and includes shares that may be acquired within sixty days. Percentages shown are based on the number of outstanding shares of common stock as of the record date, except where the person has the right to receive shares within sixty days of April 8, 2025 (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding.

(3)	Based on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2024, Alta Fundamental Advisers LLC, an investment adviser, reports sole voting and sole dispositive power with respect to the 13,146,482 shares.

(4)	Based on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2025, filed by (i) Apollo Accord+ Aggregator A, L.P. ("Accord+"); (ii) Apollo Accord+ Management, L.P. ("Accord+ Management"); (iii) Apollo Atlas Master Fund, LLC ("Atlas"); (iv) Apollo Atlas Management, LLC ("Atlas Management"); (v) Apollo Credit Strategies Master Fund Ltd. ("Credit Strategies"); (vi) Apollo ST Fund Management LLC ("ST Management"); (vii) Apollo ST Operating LP ("ST Operating"); (viii) Apollo ST Capital LLC ("ST Capital"); (ix) ST Management Holdings, LLC ("ST Management Holdings"); (x) Apollo PPF Credit Strategies, LLC ("PPF Credit Strategies"); (xi) Apollo PPF Credit Strategies Management, LLC ("PPF Management"); (xii) Apollo Capital Management, L.P. ("Capital Management"); (xiii) Apollo Capital Management GP, LLC ("Capital Management GP"); (xiv) Apollo Management Holdings, L.P. ("Management Holdings"); and (xv) Apollo Management Holdings GP, LLC ("Management Holdings GP"). Accord+, Atlas, Credit Strategies and PPF Credit Strategies each hold securities of the Issuer. Accord+ Management serves as the investment manager of Accord+. Atlas Management serves as the investment manager of Atlas. ST Management serves as the investment manager for Credit Strategies. ST Operating is the sole member of ST Management. The general partner of ST Operating is ST Capital. ST Management Holdings is the sole member of ST Capital. PPF Management serves as the investment manager of PPF Credit Strategies. Capital Management serves as the sole member of Atlas Management and PPF Management; as the sole member and manager of ST Management Holdings; and as the sole limited partner of Accord+ Management. Capital Management GP serves as the general partner of Capital Management. Management Holdings serves as the sole member and manager of Capital Management GP, and Management Holdings GP serves as the general partner of Management Holdings. The address of the principal office of Credit Strategies is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands. The address of the principal office of each of Accord+, Accord+ Management, Atlas, Atlas Management, ST Management, ST Operating, ST Capital, ST Management Holdings, PPF Credit Strategies, PPF Management, Capital Management, Capital Management GP, Management Holdings, and Management Holdings GP is 9 W. 57th Street, 41st Floor, New York, New York 10019. Based on the following, the entities share voting and dispositive power with respect to the following shares:
	Accord+	369,953
	Accord+ Management	369,953
	Atlas	202,617
	Atlas Management	202,617
	Credit Strategies	10,536,259
	ST Management	10,536,259
	ST Operating	10,536,259
	ST Capital	10,536,259
	ST Management Holdings	10,536,259
	PPF Credit Strategies	817,082
	PPF Management	817,082
	Capital Management	11,925,911
	Capital Management GP	11,925,911
	Management Holdings	11,925,911
	Management Holdings GP	11,925,911
(5)
Based on information set forth in Amendment No. 6 to Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. reports sole voting power with respect to 1,052,468 shares and sole dispositive power with respect to 10,753,112 shares as the parent holding company or control person of Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC.

(6)
Based on information set forth in Amendment No. 11 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, Inc. ("Vanguard") reports shared voting power with respect to 122,816 shares, sole dispositive power with respect to 8,334,319 shares and shared dispositive power with respect to 175,994 shares. Vanguard's clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares.

(7)
Based on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2023, the William H. Miller III Living Trust has sole voting and dispositive power with respect to 6,647,600 shares of common stock and shared voting and dispositive power with respect to 917,125 shares of common stock owned by clients of Miller Value Partners, LLC, a registered investment adviser.

(8)
Includes (i) 9,873 shares of common stock held by the John Jeffry Louis, Jr. Trust under the Will of John J. Louis fbo John Jeffry Louis, (ii) 3,478 shares of common stock held by John J. Louis, Jr. Trust under the Will of John J. Louis fbo Tracy L. Merrill, and (iii) 13,471 shares of common stock held by the Martial Trust U/A John J. Louis, Jr. Trust.

(9)	The group of directors, director nominees and current executive officers includes Ms. Gosser, our Chief Financial Officer as of March 18, 2025, and does not include Mr. Horne, our former Chief Financial Officer. Mr. Horne appears in the beneficial ownership table because he is one of our named executive officers for fiscal year 2024.
RELATED PERSONS TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define "transactions with related persons" to include any transaction in which we are a participant, the amount involved exceeds $120,000, and in which any "related person," including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities at the time of the transaction, or an immediate family member of any of the foregoing, has a direct or indirect material interest. We have a written policy that outlines our policy with respect to transactions with related persons, and our independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, including, among others, the terms of the transaction, the terms available to unrelated third parties, the benefits to us, and the availability of other sources for comparable assets, products or services. In addition, the policy includes standing pre-approvals for specified categories of transactions.

Related Person Transactions

Since January 1, 2024, there have been no transactions with related persons, and there are no transactions with related persons currently proposed, involving an amount exceeding $120,000 in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025
Matters Relating to the Independent Registered Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our registered public accounting firm. The Audit Committee assesses the selection of the independent registered public accounting firm each year. In addition, the Audit Committee considers the independence of the independent registered public accounting firm each year.
The Audit Committee approved the engagement of Grant Thornton LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2025 ("fiscal year 2025"). The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.
We expect representatives of Grant Thornton LLP will participate in the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
Change in Independent Registered Public Accountants
Ernst & Young LLP, independent registered public accountants, served as our independent registered public accounting firm for the fiscal year ended December 31, 2022, having served in such role since 2007. On March 9, 2023, the Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm effective March 9, 2023.
Ernst & Young LLP's reports on the Company's financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022, Ernst & Young LLP's report dated February 24, 2024 with respect to the recast 2022 and 2021 segment information, and Ernst & Young LLP's report dated February 20, 2025 with respect to the recast 2022 segment information did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company's two most recent fiscal years preceding Ernst & Young LLP's dismissal, and through March 9, 2023, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.
We previously provided Ernst & Young LLP with a copy of the above disclosures as included in our Form 8-K filed with the SEC on March 13, 2023, and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated March 13, 2023, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On March 9, 2023, the Audit Committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm. During the Company's fiscal years ended December 31, 2022 and 2021 and through March 10, 2023, the Company did not consult with Grant Thornton LLP on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where either written or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Required Vote
Our organizational documents do not require that our stockholders ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. We are presenting this proposal to our stockholders because we believe it is a matter of good corporate practice. The approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. There will be no broker non-votes on this proposal.

If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Grant Thornton LLP, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Board recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025.
Fees Paid to Grant Thornton LLP

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by Grant Thornton LLP during the fiscal year ended December 31, 2024 and the fiscal year ended December 31, 2023:

	2024	2023

Audit Fees	$3,474,323	$3,279,354
Audit-Related Fees	$194,250	$194,250
Tax Fees	$—	$—
All Other Fees	$2,832	$27,279
Total	$3,671,405	$3,500,883
The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.
Audit Fees. These are fees for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services related to other SEC filing matters, and statutory audits required internationally.
Audit-Related Fees. These services consist of the audits of the Company's employee benefit plans.
Tax Fees. Tax fees include professional services rendered by Grant Thornton LLP with respect to tax compliance (e.g., tax returns), tax advice and tax planning.
All Other Fees. All other fees includes professional services rendered by Grant Thornton LLP that are not included as audit fees, audit-related fees or tax fees.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors' independence.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to its engagement for such services. For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")
In 2021, we held an advisory vote on the frequency of our say-on-pay vote, which resulted in approximately 94% of votes recommending an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote which is expected to be considered at the 2027 annual meeting of stockholders.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding advisory basis, the compensation our NEOs, as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table, and the related compensation tables, notes, and narrative in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you the opportunity to endorse or not endorse our fiscal year 2024 executive compensation program and policies for our named executive officers.
Accordingly, we present the following resolution for vote at the Annual Meeting:
"RESOLVED, that the stockholders of Gannett Co., Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, and related tabular and narrative disclosure."
Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers with the requisite skills and experience to help us achieve our short-term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are aligned with our stockholders' long-term interests. We believe that our commitment to align executive compensation with our performance and stockholder interests is exhibited by our executive compensation decisions during the last year.
You are urged to read the Compensation Discussion and Analysis section of this proxy statement, which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

The vote on this proposal is not intended to address any specific element of compensation. The vote relates to all compensation relating to our NEOs, as described in this proxy statement. Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. Both the Board and the Compensation Committee expect to take into account the outcome of this year's vote when considering future executive compensation decisions. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.
The Board recommends that you vote FOR adoption of the resolution approving, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
Overview
Recognizing that a majority voting standard in uncontested director elections continues to be viewed as a best practice for corporate governance, our Board recommends that stockholders approve an amendment to our Bylaws to implement majority voting in uncontested director elections.
Currently, Section 3.2 of our Bylaws provides that our directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Under this "plurality voting" standard, the nominees who receive the largest number of affirmative votes are elected to the Board, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast on the proposal for a nominee's election must be in favor of the nominee's election.
At the 2019 annual meeting of stockholders, our stockholders approved a stockholder proposal requesting that the Board initiate the process to adopt a majority voting standard in uncontested director elections. After careful consideration of the 2019 stockholder vote and this issue, the Board decided to further strengthen our approach to governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to stockholder approval, an amendment to the Bylaws to implement a majority voting standard in uncontested elections (the "Majority Voting Amendment").
We have included a proposal to implement the Majority Voting Amendment at each of the last five annual meetings of stockholders, and while it has not been approved by the requisite stockholder vote, at each meeting it did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are again submitting a proposal to implement the Majority Voting Amendment at this year's Annual Meeting.
Implementing Majority Voting
In recent years, many companies have eliminated plurality voting in uncontested elections and adopted "majority voting" bylaws or standards that provide stockholders with more influence over the outcome of uncontested director elections. The Majority Voting Amendment changes the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast. The full text of the proposed Majority Voting Amendment is set forth in Appendix B to this proxy statement.
The Board believes that the proposed Majority Voting Amendment providing for majority voting in uncontested director elections is in the best interests of the Company and our stockholders. If this proposal is approved, majority voting in uncontested director elections would commence at the 2026 annual meeting of stockholders. If the Majority Voting Amendment is not approved by our stockholders, such amendment will not be implemented, our plurality voting standard for uncontested elections will continue in place, and our Bylaws would remain in its current form, subject to any other approved amendments.
The Board also has approved, subject to stockholder approval of the Majority Voting Amendment, the addition of a resignation policy to our Corporate Governance Guidelines, requiring a nominee for director to submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. Adoption of this policy will address the continuation in office of a "holdover" director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which will recommend to the Board whether to accept the tendered resignation. The Board will act on such recommendation within 90 days following the date of the stockholders' meeting at which the election occurred.
Required Vote
Approval and adoption of this proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against this proposal.

At each of the last five annual meetings, the Majority Voting Amendment received significant support, however it did not receive the 80% approval required for adoption. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the last five annual meetings, the Board decided to continue its efforts to strengthen our approach to governance and is again proposing the Majority Voting Amendment in order to enhance stockholder rights and increase the Board's accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.
The Board recommends that you vote FOR the proposal to amend our Bylaws to implement majority voting in uncontested director elections.

PROPOSAL NO. 5
APPROVAL OF AMENDMENTS TO OUR CHARTER AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Overview
Consistent with our Board's focus on promoting certain governance best practices, our Board has recommended and is seeking stockholder approval of amendments to our Charter and Bylaws that would eliminate the requirement for a supermajority vote in certain provisions described below.
Currently, our Charter and Bylaws contain provisions that require a supermajority vote by our stockholders for approval of amendments to our Bylaws and to certain provisions of our Charter, as well as to remove directors for cause and appoint directors in the event the entire Board is removed (collectively, the "Supermajority Voting Requirements"). We have included proposals to eliminate the Supermajority Voting Requirements at each of the last five annual meetings of stockholders, and while they have not been approved by the requisite stockholder votes, the proposals did receive significant support from our stockholders. Accordingly, as a matter of good governance, we are again submitting proposals to eliminate the Supermajority Voting Requirements at this year's Annual Meeting.
Proposed Amendments
As part of their ongoing review of our corporate governance, the Board and the Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Charter and Bylaws to eliminate the Supermajority Voting Requirements and replace them with a requirement that such matters be approved by a majority of the voting power of our issued and outstanding common stock. The Board believes that eliminating the supermajority voting requirements in our Charter will unlock the gateway for our Board and our stockholders to adopt further stockholder-driven actions.
The Board is submitting the proposed amendments as three proposals for approval at the Annual Meeting, as described below. Stockholders will vote on Proposals 5A, 5B and 5C separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we intend to file promptly following the Annual Meeting if our stockholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the proposals receiving the requisite stockholder votes at this year's Annual Meeting. If stockholders do not approve Proposals 5A, 5B and 5C, no changes will be made and the corresponding voting requirement will remain in place.
The proposals each require the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. At each of the last five annual meetings, the Supermajority Voting Requirements received significant support; however they did not receive the 80% approval required for adoption. After consulting with outside experts and advisors and reviewing the results of the stockholder vote at the last five annual meetings, the Board decided to continue its efforts to strengthen our approach to governance and is again submitting proposals to remove the Supermajority Voting Requirements in order to enhance stockholder rights and increase the Board's accountability. Because implementation of these provisions requires approval of holders of 80% of our common stock, EVERY VOTE MATTERS.
PROPOSAL NO. 5A: Eliminating the Supermajority Voting Requirement for Amendments to Certain Provisions of our Charter
Currently, Article FOURTEENTH of our Charter requires the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon to amend, alter, repeal or adopt any provisions inconsistent with the purpose and intent of any of the following provisions:
•Article FIFTH (regarding the Board, including removal of directors only for cause and stockholders' ability to appoint directors in the event the entire Board is removed);
•Article EIGHTH (regarding stockholders' ability to act by written consent);
•Article TENTH (regarding amendments to the Bylaws);
•Article ELEVENTH (regarding the conduct of certain affairs as they may involve the Fortress Stockholders (as defined therein)); and
•Article FOURTEENTH (regarding amendments to the Charter).

This Proposal No. 5A requests that stockholders approve an amendment to eliminate the 80% voting standard. As a result, if Proposal No. 5A is adopted, pursuant to the Delaware General Corporation Law, future amendments to our Charter would require an affirmative vote of holders of a majority of the voting power of our then issued and outstanding shares of capital stock entitled to vote on the amendment. The full text of the proposed amendment is set forth in Appendix C to this proxy statement.
PROPOSAL NO. 5B: Eliminating the Supermajority Voting Requirements for Amendments to our Bylaws
To alter, amend or repeal any Bylaw provision, other than those specific provisions described below, requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon, or a majority vote of the entire Board, under Part (a) of Article TENTH of the Charter and Article IX of the Bylaws.
In addition, Part (b) of Article TENTH of the Charter and Article IX of the Bylaws each requires that any alteration, amendment, repeal or adoption of any provisions inconsistent with the purpose and intent of any of the provisions listed below may only be approved by stockholders (and not the Board) and only by the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon:
•Section 2.3 (regarding special meetings);
•Section 2.11 (regarding consent of stockholders in lieu of meetings);
•Section 3.1 (regarding duties and powers of directors);
•Section 3.2 (regarding number and election of directors);
•Section 3.3 (regarding vacancies on the Board);
•Section 3.6 (regarding resignation and removal of directors);
•Article IX (regarding amendments to the Bylaws); and
•Article XI (regarding definitions within the Bylaws).
This Proposal No. 5B requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Article TENTH of the Charter and Article IX of the Bylaws. In addition, if Proposal No. 5B is adopted, future amendments to any provision of the Bylaws could be adopted by majority approval of our stockholders or the Board. The full text of the proposed amendments is set forth in Appendix D to this proxy statement.
PROPOSAL NO. 5C: Eliminating the Supermajority Voting Requirements for Removal of Directors and Appointment of Directors in the Event the Entire Board of Directors is Removed
Currently, our Charter and Bylaws provide that our directors may only be removed for cause and that the affirmative vote of the holders of at least 80% of the voting power of our then issued and outstanding shares of capital stock entitled to vote thereon is required to remove any director, or the entire Board, for cause, under Part (b) of Article FIFTH of the Charter and Section 3.6 of the Bylaws. In addition, the affirmative vote of the holders of at least 80% of the voting power of our issued and outstanding shares of capital stock entitled to vote thereon is required to fill vacancies on the Board resulting from removal of the entire Board, under Part (d) of Article FIFTH of the Charter and Section 3.3 of the Bylaws.
This Proposal No. 5C requests that stockholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Parts (b) and (d) of Article FIFTH of the Charter and Sections 3.3 and 3.6 of the Bylaws. The full text of the proposed amendments is set forth in Appendix E to this proxy statement.
Required Vote
Approval and adoption of Proposals 5A, 5B and 5C each requires the affirmative vote of holders of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes against Proposals 5A, 5B and 5C.
The Board recommends you vote FOR proposals 5A, 5B and 5C.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR
NEXT YEAR'S ANNUAL MEETING
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, we must receive the written proposal at our principal executive office no later than the close of business on December 19, 2025. All proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in Company-sponsored proxy materials. Any proposals should be directed to the attention of our Corporate Secretary at Gannett Co., Inc., 175 Sully's Trail, Suite 203, Pittsford, New York 14534-4560.
For a stockholder proposal or a stockholder nomination of a director that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary no earlier than the close of business on February 2, 2026 and no later than March 4, 2026. If the date of the 2026 annual meeting of stockholders is moved more than 30 days before or after the anniversary of the 2025 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is made by the Company.
In addition to satisfying the advance notice requirements under our Bylaws and Rule 14a-8, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

OTHER MATTERS
The Board is not aware of any other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxy holders therein, or their substitutes, present and acting at the meeting.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC that are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.gannett.com. Such information, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, will also be furnished without charge upon written request to Gannett Co., Inc., 175 Sully's Trail, Suite 203, Pittsford, New York 14534-4560, Attention: Investor Relations.
Our website address is www.gannett.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding the Company is routinely posted on and accessible on the Investor Relations and News and Events subpages of our website, which are accessible by clicking on the tab labeled "Investor Relations" and "News and Events", respectively, on the website. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Company's website.
A number of brokerage firms have instituted a procedure called "householding," which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Annual Report and proxy statement to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in "street name," please contact your bank, broker or other holder of record to request information about householding.
If you would like to receive the proxy materials electronically, please refer to the following instructions:
Stockholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email remains in effect until you terminate it.

By Order of the Board,
Polly Grunfeld Sack
Chief Legal Officer
April 18, 2025

APPENDIX A
Adjusted EBITDA is a non-GAAP performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other non-operating (income) expense, net, and (14) Non-recurring items.
The table below shows the reconciliation of Net loss attributable to Gannett to Adjusted EBITDA for fiscal year 2024:

Year ended December 31,
In thousands	2024
Net loss attributable to Gannett	$(26,354)
Benefit for income taxes	(51,286)
Interest expense	104,697
Gain on early extinguishment of debt	(55,559)
Non-operating pension income	(12,438)
Depreciation and amortization	156,287
Integration and reorganization costs(a)	66,155
Third-party debt expenses and acquisition costs	10,932
Asset impairments	46,589
Loss on sale or disposal of assets, net	1,106
Share-based compensation expense	12,522
Other non-operating income, net	(1,317)
Non-recurring items	21,855
Adjusted EBITDA (non-GAAP basis)	$273,189
Net loss attributable to Gannett margin	(1.1)%
Adjusted EBITDA margin (non-GAAP basis)	10.9%
(a)    For the year ended December 31, 2024, Integration and reorganization-related costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
A-1

APPENDIX B
The proposed amendment to our Bylaws to implement majority voting for uncontested director elections (Proposal No. 4) is set forth below.
The third paragraph of Section 3.2 would be amended to read in its entirety as follows:
Except as provided in Section 3.3 of this Article III, a nominee for a director shall be elected to the Board of Directors if votes cast for such nominee's election exceed the votes cast against such nominee's election at any meeting of stockholders at which a quorum is present; provided, however, that nominees shall be elected by a plurality of votes cast at any meeting of stockholders for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to Section 2.20 of these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors.
B-1

APPENDIX C
The proposed amendment to our Charter to eliminate the supermajority voting requirement applicable to an amendment of our Charter (Proposal No. 5A) is set forth below.
Article FOURTEENTH would be amended to read in its entirety as follows:
FOURTEENTH: The Company reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.
C-1

APPENDIX D
The proposed amendments to our Charter and Bylaws to eliminate supermajority voting requirements applicable to an amendment of our Bylaws (Proposal No. 5B) are set forth below.
Charter
Article TENTH would be amended to read in its entirety as follows:
TENTH: The Bylaws may be altered, amended or repealed, in whole or in part, either (i) by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon (and, for the avoidance of doubt, without approval of the Board of Directors) or (ii) by the affirmative vote of the majority of the Entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).
Bylaws
Article IX would be amended to read in its entirety as follows:
SECTION 9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by a majority of the Entire Board of Directors.
D-1

APPENDIX E
The proposed amendments to the Charter and the Bylaws to eliminate supermajority voting requirements to remove directors for cause and to appoint directors in the event the entire Board of Directors is removed (Proposal No. 5C) are set forth below.
Charter
Parts (b) and (d) of Article FIFTH would be amended to read in their entirety as follows:
(b) Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Part (d) of this Article FIFTH.
(d) Vacancies and Newly Created Directorships. Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
Bylaws
Sections 3.3 and 3.6 would be amended to read in their entirety as set forth below.
SECTION 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director and (iii) solely in the event of the removal of the Entire Board of Directors, the resulting vacancies may be filled only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.
E-1

SECTION 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

E-2
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 00 00 66 20 54 _1 R 1. 0. 0. 2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Maha Al-Emam 02) Theodore P. Janulis 03) John Jeffry Louis III 04) Michael E. Reed 05) Amy Reinhard 06) Debra A. Sandler 07) Kevin M. Sheehan 08) Laurence Tarica 09) Barbara W. Wall GANNETT CO., INC. 175 SULLY'S TRAIL, SUITE 203 PITTSFORD, NY 14534-4560 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5A, 5B, AND 5C. For Against Abstain 2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2025. 3. Approval, on an advisory basis, of executive compensation. 4. Approval of an amendment to our Amended and Restated Bylaws (the "Bylaws") to implement majority voting in uncontested director elections. 5A. Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the "Charter") to eliminate the supermajority voting requirement applicable to the amendment of certain provisions of our Charter. For Against Abstain 5B. Approval of amendments to our Charter and Bylaws to eliminate the supermajority voting requirements applicable to the amendment of our Bylaws. 5C. Approval of amendments to our Charter and Bylaws to eliminate the supermajority voting requirements applicable to remove directors and to appoint directors in the event that the entire Board of Directors is removed. NOTE: The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2025 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business or matters as may properly come before the 2025 Annual Meeting of Stockholders and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 66 20 54 _2 R 1. 0. 0. 2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com GANNETT CO., INC. Annual Meeting of Stockholders June 2, 2025 8:00 A.M. Eastern Time This proxy is solicited by the Board of Directors. The stockholder(s) hereby appoint(s) Michael E. Reed, Polly Grunfeld Sack, and Matthew Esposito, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GANNETT CO., INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. Eastern Time on June 2, 2025, virtually at www.virtualshareholdermeeting.com/GCI2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all listed nominees for the Board of Directors, and FOR proposals 2, 3, 4, 5A, 5B, and 5C. Continued and to be signed on reverse side